Exhibit 4.1

Execution Copy

A. M. CASTLE & CO.

AND EACH OF THE GUARANTORS PARTY HERETO

5.25% CONVERTIBLE SENIOR SECURED NOTES DUE 2019

INDENTURE

DATED AS OF

MAY 19, 2016

U.S. BANK NATIONAL ASSOCIATION

TRUSTEE AND COLLATERAL AGENT

i

EXHIBITS

Form of Note	A-1

Form of Transfer Certificate	B-1

Restricted Stock Legend	C-1

Form of Notation of Guarantee	D-1

Form of Supplemental Indenture to be Delivered by Subsequent Guarantors	E-1

Form of Intercreditor Agreement	F-1

Form of Junior Lien Intercreditor Agreement	G-1

v

INDENTURE, dated as of May 19, 2016, among A. M. CASTLE & CO., a Maryland corporation (“Company,” as more fully set forth in Section 1.01), each of the Guarantors (as more fully set forth in Section 1.01), U.S. BANK NATIONAL ASSOCIATION, as trustee (in such capacity, “Trustee,” as more fully set forth in Section 1.01) and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, “Collateral Agent,” as more fully set forth in Section 1.01).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 5.25% Convertible Senior Secured Notes due 2019:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

20-Day VWAP:

“20-Day VWAP” means, with respect to any Conversion Date or Redemption Date, the average of the Daily VWAPs for the 20 consecutive VWAP Trading Days prior to such Conversion Date or the third VWAP Trading Day prior to such Redemption Date, respectively.

Act:

The term “Act,” with respect to any Holder, has the meaning specified in Section 1.03.

Additional Exchange Notes:

“Additional Exchange Notes” means Additional Notes issued under this Indenture and subject to the Guarantees that are secured by the Collateral pursuant to the Collateral Documents on a pari passu basis with the other Notes and Guarantees thereof issued under this Indenture, which Additional Notes are issued in exchange for Existing Convertible Notes outstanding on the date of this Indenture on terms no more advantageous to the holders of such Existing Convertible Notes than the terms under which Supporting Note Holders exchanged their Existing Convertible Notes in the Private Convertible Note Exchanges were to such Supporting Note Holders.

Additional Notes:

The term “Additional Notes” means an unlimited aggregate principal amount of additional Notes that may be issued by the Company under this Indenture as part of the same series as the Initial Notes; provided that, if any such additional Notes are not fungible with the Initial Notes for U.S. federal income tax and securities laws purposes, such additional Notes shall have a separate CUSIP number. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

Adjustment Determination Date:

The term “Adjustment Determination Date” has the meaning specified in Section 10.04(m).

Adjustment Event:

The term “Adjustment Event” has the meaning specified in Section 10.04(m).

Affiliate:

The term “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregated Person:

The term “Aggregated Person” has the meaning specified in Section 10.06(b).

Applicable Procedures:

The term “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of DTC, in each case to the extent applicable to such transaction and as in effect from time to time.

Attributable Debt:

The term “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

Authenticating Agent:

The term “Authenticating Agent” has the meaning specified in Section 2.02.

Averaging Period:

The term “Averaging Period” has the meaning specified in Section 10.04(f).

Bankruptcy Law:

The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or non-U.S. law for the relief of debtors.

Bid Solicitation Agent:

The term “Bid Solicitation Agent” means the Person responsible for determining the Trading Price of the Notes as described in Section 10.01(a)(i). The Company will initially act as the Bid Solicitation Agent but it may appoint any other Person to be the Bid Solicitation Agent without prior notice.

Board of Directors:

The term “Board of Directors” means either the board of directors of the Company or the executive or any other committee of that board duly authorized to act in respect hereof.

Board Resolution:

The term “Board Resolution” means a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

Business Day:

The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Federal Reserve Bank of New York is authorized or obligated by law or executive order to close or be closed.

Capital Lease Obligation:

The term “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

Capital Stock:

The term “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

Cash Amount:

The term “Cash Amount” has the meaning specified in Section 10.02(b)(i).

Cash Make-Whole Amount:

The term “Cash Make-Whole Amount” has the meaning specified in Section 10.02(b)(i).

Cash Settlement:

The term “Cash Settlement” has the meaning specified in Section 10.02(a)(i).

Certificated Notes:

The term “Certificated Notes” means Notes that are in registered definitive form.

Close of Business:

The term “Close of Business” means 5:00 p.m., New York City time.

Collateral:

The term “Collateral” has the meaning assigned to it in the Collateral Documents.

Collateral Agent:

The term “Collateral Agent” means U.S. Bank National Association, solely in its capacity as Collateral Agent under the Notes Documents until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

Collateral Documents:

The term “Collateral Documents” means the security agreements, pledge agreements, Mortgages, collateral assignments, control agreements and related agreements (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states), the Intercreditor Agreement and the Junior Lien Intercreditor Agreement, each as amended, supplemented, restated, renewed, replaced or otherwise modified from time to time, to secure any Obligations under the Notes Documents or under which rights or remedies with respect to any such Lien are governed.

Combination Settlement:

The term “Combination Settlement” has the meaning specified in Section 10.02(a)(iii).

Common Stock:

The term “Common Stock” means the common stock of the Company, par value $0.01 per share, or any other shares of Capital Stock of the Company into which such shares of common stock are reclassified or changed after the date hereof, or in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

common stock:

The term “common stock” means, with respect to any Person, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such Person.

Company:

The term “Company” means A.M. Castle & Co., a Maryland corporation, and also includes its successors and assigns.

Company Order:

The term “Company Order” means a written order signed in the name of the Company by the Chairman of the Board of Directors or the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, Controller, Assistant Controller, Treasurer, Assistant Treasurer, Corporate Secretary or Assistant Corporate Secretary of the Company, and delivered to the Trustee.

Continuing Director:

The term “Continuing Director” means a director who either was a member of the Board of Directors on the date of this Indenture or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director.

Conversion Agent:

The term “Conversion Agent” has the meaning specified in Section 2.03.

Conversion Date:

The term “Conversion Date” has the meaning specified in Section 10.02(d).

Conversion Make-Whole Share Price:

“Conversion Make-Whole Share Price” means, with respect to any conversion, the greater of (x) 130% of the Conversion Price in effect on the relevant Conversion Date and (y) (1) in the case of Physical Settlement, the 20-Day VWAP with respect to the relevant Conversion Date or (2), in the case of Combination Settlement, the average of the Daily VWAPs during the Observation Period for the relevant Conversion Date.

Conversion Obligation:

The term “Conversion Obligation” has the meaning specified in Section 10.01(a).

Conversion Price:

The term “Conversion Price” means at any time an amount equal to $1,000 divided by the applicable Conversion Rate at such time.

Conversion Rate:

The term “Conversion Rate” has the meaning specified in Section 10.01(a).

Corporate Trust Office:

The term “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be principally administered, which at the date of this Indenture is located at 60 Livingston Avenue, St. Paul MN 55107-1419, Attention: Corporate Trust Services—Administrator for A. M. Castle & Co. 5.25% Convertible Senior Secured Notes due 2019.

Custodian:

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Daily Cash Amount:

The term “Daily Cash Amount” means an amount of cash equal to 5.0% of the Cash Amount specified (or deemed to be specified) by the Company in the notice regarding the chosen Settlement Method.

Daily Conversion Value:

The term “Daily Conversion Value” means, for each of the 20 consecutive VWAP Trading Days during an Observation Period, 5.0% of the product of (i) the applicable Conversion Rate on such Trading Day and (ii) the Daily VWAP of the Common Stock for such VWAP Trading Day, as determined by the Company. Any such determination by the Company shall be conclusive absent manifest error.

Daily Settlement Amount:

The term “Daily Settlement Amount” means, for any VWAP Trading Day during the relevant Observation Period,

(i) an amount of cash equal to the lesser of (x) the Daily Cash Amount and (y) the Daily Conversion Value for such VWAP Trading Day; and

(ii) if the Daily Conversion Value for such VWAP Trading Day exceeds the Daily Cash Amount, a number of shares of Common Stock (together with cash in lieu of any fractional shares of Common Stock, if any, as described in Section 10.03) equal to (x) the difference between such Daily Conversion Value and the Daily Cash Amount, divided by (y) the Daily VWAP for such VWAP Trading Day.

Daily VWAP:

The term “Daily VWAP” means for any VWAP Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CAS.N <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is not available, the market value of one share of Common Stock on such VWAP Trading Day, as Board of Directors reasonably determines in good faith using a volume-weighted average method). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

Default:

The term “Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default pursuant to Section 6.01.

Defaulted Interest:

The term “Defaulted Interest” has the meaning specified in Section 11.02.

Depositary:

The term “Depositary” means, with respect to the Notes of any series issuable in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Company pursuant to Section 2.01(c) until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” means each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Notes of any such series means the Depositary with respect to the Notes of that series.

Discharge:

The term “Discharge” has the meaning specified in Section 8.01.

Distributed Property:

The term “Distributed Property” has the meaning specified in Section 10.04(d).

DTC:

The term “DTC” means The Depository Trust Company, a New York corporation, or any successor Depositary.

Effective Date:

The term “Effective Date” means the date a Fundamental Change occurs or becomes effective.

Event of Default:

The term “Event of Default” has the meaning specified in Section 6.01.

Ex-Date:

The term “Ex-Date” means, with respect to any issuance or distribution on the Common Stock, the first date on which the shares of Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question.

Exchange Act:

The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Excluded Assets:

The term “Excluded Assets” means the Excluded Assets as defined in the Security Agreement.

Existing Convertible Notes:

The term “Existing Convertible Notes” means the 7.00% Convertible Senior Notes due 2017 issued by the Company and the guarantors thereto on December 15, 2011.

Existing Specified Leased Property:

The term “Existing Specified Leased Property” means the leasehold mortgage located at 4669 Brittmoore Road, Houston, Texas 77041; provided, however, such term will be deemed to exclude the leasehold property located at 5169 Ashley Court, Houston, Texas 77041.

Expiration Date:

The term “Expiration Date” has the meaning specified in Section 10.04(f).

Fair Market Value:

The term “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (a) the Chief Executive Officer and the Chief Financial Officer of the Company and (b) in the case of any transaction involving aggregate consideration in excess of $10.0 million, the Board of Directors of the Company (unless otherwise provided in this Indenture).

Fundamental Change:

The term “Fundamental Change” will be deemed to have occurred at the time after the Issue Date that any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

(2) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (A) or clause (B) above, as the case may be, in which the holders of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee, or, in either case, the parent thereof, immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not, in either case, be a Fundamental Change pursuant to such clause (A) or such clause (B);

(3) Continuing Directors cease to constitute at least a majority of the Board of Directors;

(4) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company, provided, however, that a liquidation or dissolution that is part of a transaction described in clause (2)(B) above that is not a Fundamental Change pursuant to such clause (2)(B) shall not be a Fundamental Change pursuant to this clause (4); or

(5) the Common Stock ceases to be registered under the Exchange Act.

A transaction or transactions described in clauses (1) or (2) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by holders of common stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes the Reference Property (subject to the provisions of Section 10.01 and Section 10.02).

Fundamental Change Cash Amount:

The term “Fundamental Change Cash Amount” has the meaning specified in Section 10.01(b)(ii)(1).

Fundamental Change Conversion Number:

The term “Fundamental Change Conversion Number” has the meaning specified in Section 10.01(b)(ii)(3).

Fundamental Change Conversion Value:

The term “Fundamental Change Conversion Value” has the meaning specified in Section 10.01(b)(iii).

Fundamental Change Expiration Time:

The term “Fundamental Change Expiration Time” has the meaning specified in Section 3.01(b)(ix).

Fundamental Change Repurchase Date:

The term “Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

Fundamental Change Repurchase Notice:

The term “Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(i).

Fundamental Change Repurchase Price:

The term “Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

Fundamental Change Repurchase Right Notice:

“Fundamental Change Repurchase Right Notice” has the meaning specified in Section 3.01(b).

GAAP:

The term “GAAP,” with respect to any computation required or permitted hereunder, means generally accepted accounting principles in effect in the United States of America which are applicable at the date of such computation and which are consistently applied for all applicable periods.

Global Note:

The term “Global Note” means a Note that is in the form of the Note attached hereto as Exhibit A and registered in the Register in the name of the Depositary.

Guarantee:

The term “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

Guarantor:

The term “Guarantor” means any Subsidiary of the Company that provides a Guarantee of the Company’s Material Indebtedness and executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

Hedging Obligations:

The term “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

Holder:

The term “Holder” means the Person in whose name the Note is registered in the Register.

Indebtedness:

The term “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Indenture:

The term “Indenture” or “this Indenture” means this instrument as amended or supplemented from time to time in accordance with the terms hereof.

Initial Notes:

The term “Initial Notes” means the $23,810,000 aggregate principal amount of the Notes issued under this Indenture on the Issue Date. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

Intercreditor Agreement:

The term “Intercreditor Agreement” means that certain amended and restated intercreditor agreement, dated as of February 8, 2016, by and among the Senior Credit Facility Agent, the Senior Secured Notes Collateral Agent, in the form attached hereto as Exhibit F, and, upon execution and delivery of a joinder agreement dated as of the Issue Date in connection with the issuance of the Notes, the Collateral Agent, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

Interest Payment Date:

The term “Interest Payment Date” has the meaning specified in Section 11.01.

Issue Date:

The term “Issue Date” means May 19, 2016.

Junior Lien Intercreditor Agreement:

The term “Junior Lien Intercreditor Agreement” means that certain Junior Lien Intercreditor Agreement, to be entered into on the Issue Date, by and among the Senior Secured Notes Collateral Agent and the Collateral Agent, substantially in the form attached hereto as Exhibit G, as the same may be amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

Last Original Issuance Date:

The term “Last Original Issuance Date” means the last date of original issuance of the Notes.

Last Reported Sale Price:

The term “Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any Trading Day, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such Trading Day as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the OTC Markets Group Inc. or a similar organization. In absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include the Initial Purchaser, selected from time to time by the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading. Any such determination shall be made by the Company and shall be conclusive absent manifest error.

Lien:

The term “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

Make-Whole Premium:

The term “Make-Whole Premium” means, with respect to each $1,000 in principal amount of Notes, an amount equal to the present values of all scheduled future payments of interest on the Notes to be redeemed (or converted) from the relevant Redemption Date (or Conversion Date, in the case of a conversion) to (and including) the earlier of (x) the fourth scheduled interest payment date after such Redemption Date (or Conversion Date, as the case may be) and (y) December 30, 2019 (excluding all accrued interest paid on such Redemption Date or Conversion Date, as the case may be), computed using a discount rate equal to the yield on the U.S. Treasury security whose tenor most nearly approximates the time until each such interest payment plus 0.50%. Notwithstanding the foregoing, (i) if a Redemption Date (or Conversion Date) falls after the Close of Business on a Regular Record Date and on or prior to the Close of Business on the corresponding Interest Payment Date (the “Upcoming Interest Payment Date”), the Make-Whole Premium with respect to such Optional Redemption (or conversion, as the case may be) shall be calculated on the basis of such scheduled future payments of interest on the Notes to be redeemed (or converted) occurring after the Upcoming Interest Payment Date, (ii) in no event shall any interest on Notes that is accrued and paid at settlement following the applicable Redemption Date (or Conversion Date) be included in the amount of scheduled future payments of interest for purposes of calculating the Make-Whole Premium and (iii) if there are fewer than 90 days left in the current interest period as of such Redemption Date or Conversion Date, clause (x) should refer to the fifth interest payment date after such Redemption Date or Conversion Date rather than the fourth.

Market Disruption Event:

The term “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the scheduled close of trading on such Scheduled Trading Day.

Material Indebtedness:

The term “Material Indebtedness” means any Indebtedness of the Company or any Guarantor under (i) the Senior Secured Credit Facility, (ii) the Senior Secured Notes, (iii) the Old Senior Notes and (iv) any other aggregate amount of Indebtedness of the Company or any Guarantor equal to or greater than $500,000. For purposes of determining “Material Indebtedness,” facilities providing for the repayment and reborrowing of Indebtedness from time to time (e.g., “revolving” facilities) will be deemed fully drawn.

Maturity Date:

The term “Maturity Date” means, with respect to the Notes, December 30, 2019, unless earlier repurchased, redeemed or converted.

Merger Event:

The term “Merger Event” has the meaning specified in Section 10.11.

Mortgages:

The term “Mortgages” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on the Premises or any other Collateral secured by and described in such mortgages, deeds of trust, deeds to secure debt or other documents or instruments is granted to secure any Obligations of the Company or a Guarantor under any of the Notes Documents or under which rights or remedies with respect to any such Liens are governed.

Note Guarantee:

The term “Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

Notes:

The term “Notes” means any of the Company’s 5.25% Convertible Senior Secured Notes due 2019, as amended or supplemented from time to time, issued under this Indenture. Unless the context requires otherwise, all references to the Notes shall include the Initial Notes and the Additional Notes.

Notes Debt:

The term “Notes Debt” means all Obligations, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by the Company or any Guarantor to any Notes Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Notes Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Notes Documents or after the commencement of any case with respect to the Company or any Guarantor under any bankruptcy law or any other insolvency or liquidation proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

Notes Documents:

The term “Notes Documents” means, collectively, this Indenture, the Notes, the Note Guarantees, the Security Agreement and all agreements, documents and instruments at any time executed and/or delivered by the Company or any Guarantor or any other person to, with or in favor of any Notes Secured Party in connection therewith or related thereto, as all of the foregoing now exist or, subject to any restrictions set forth in the Intercreditor Agreement, may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Notes Debt).

Notes Secured Parties:

The term “Notes Secured Parties” means, collectively, (a) the Collateral Agent, (b) the Trustee, (c) the Holders of the Notes, (d) each other person to whom any of the Notes Debt are owed and (e) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Notes Secured Party”.

Notice of Conversion:

The term “Notice of Conversion” has the meaning specified in Section 10.02(d).

Notice of Redemption:

The term “Notice of Redemption” has the meaning specified in Section 12.03.

Obligations:

The term “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

Observation Period:

The term “Observation Period” means, for any Note:

(i) if the Conversion Date for such Note occurs on or after the Close of Business on the 22nd Scheduled Trading Day immediately preceding the Maturity Date, and Cash Settlement or Combination Settlement applies to such Note, the 20 consecutive VWAP Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding the Maturity Date;

(ii) with respect to any Conversion Date with respect to Notes selected for redemption occurring after the date of the issuance of a Notice of Redemption, the 20 consecutive VWAP Trading Day period beginning on, and including, the 21st Scheduled Trading Day prior to the applicable Redemption Date; and

(iii) in all other instances, the 20 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately following the related Conversion Date in respect of such Notes.

Officer:

The term “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, Controller, Assistant Controller, Treasurer, Assistant Treasurer, Corporate Secretary or Assistant Corporate Secretary of the Company or any other entity, as applicable.

Officer’s Certificate:

The term “Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to the Trustee. The Officer signing the Officer’s Certificate given pursuant to Section 4.04 or Section 4.09 shall be the principal executive, financial or accounting officer of the Company.

Old Senior Notes:

The term “Old Senior Notes” means the 12.75% Senior Secured Notes due 2016 issued by the Company and the guarantors thereto on December 15, 2011, as amended by a supplemental indenture dated February 2, 2016, pursuant to which the collateral securing the Old Senior Notes was released.

Open of Business:

The term “Open of Business” means 9:00 a.m., New York City time.

Opinion of Counsel:

The term “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, or may be other counsel satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 14.03 if and to the extent required by the provisions of such Section 14.03.

Optional Redemption:

The term “Optional Redemption” has the meaning specified in Section 12.01(a).

Optional Redemption Cash Amount:

The term “Optional Redemption Cash Amount” has the meaning specified in Section 12.01(c).

Owned Premises:

The term “Owned Premises” has the meaning specified in Section 4.06.

Paying Agent:

The term “Paying Agent” has the meaning specified in Section 2.03.

Permitted Liens:

The term “Permitted Liens” means the Permitted Liens specified in the Senior Secured Notes Indenture.

Person:

The term “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof and any syndicate or group that would be deemed a “person” under Section 13(d)(3) of the Exchange Act.

Physical Settlement:

The term “Physical Settlement” has the meaning specified in Section 10.02(a)(ii).

Premises:

The term “Premises” has the meaning specified in Section 4.06.

Private Convertible Note Exchanges:

The term “Private Convertible Note Exchanges” means the several private issuances to Supporting Convertible Note Holders of Notes in exchange for Existing Convertible Notes pursuant the terms and conditions of the several respective Transaction Support Agreements.

QIB:

The term “QIB” has the meaning specified in Section 2.01(a).

Record Date:

The term “Record Date” means any Regular Record Date or Special Record Date.

Redemption Date:

The term “Redemption Date” means the date specified for redemption of the Notes in accordance with the terms of the Notes and Article 12.

Redemption Price:

The term “Redemption Price” has the meaning specified in Section 12.01(b).

Reference Property:

The term “Reference Property” has the meaning specified in Section 10.11.

Register:

The term “Register” has the meaning specified in Section 2.03.

Registrar:

The term “Registrar” has the meaning specified in Section 2.03.

Regular Record Date:

The term “Regular Record Date” has the meaning specified in Section 11.01.

Related Party:

The term “Related Party” means a director, Officer or substantial security holder of the Company, as defined in Section 312.03 of the NYSE Listed Company Manual.

Resale Restriction Termination Date:

The term “Resale Restriction Termination Date” has the meaning specified in the Restricted Notes Legend (with respect to the Notes) and in the Restricted Stock Legend (with respect to the Common Stock issuable upon conversion of the Notes, if any).

Responsible Officer:

The term “Responsible Officer” of the Trustee hereunder means any vice president, any assistant vice president, any trust officer or assistant trust officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in the case of any such officer, who shall have direct responsibility for the administration of this Indenture.

Restricted Notes:

The term “Restricted Notes” has the meaning specified in Section 2.06(b).

Restricted Notes Legend:

The term “Restricted Notes Legend” has the meaning specified in the form of Note attached hereto as Exhibit A.

Restricted Ownership Percentage:

The term “Restricted Ownership Percentage” has the meaning specified in Section 10.06(b).

Restricted Securities:

The term “Restricted Securities” has the meaning specified in Section 2.06(b).

Restricted Stock Legend:

The term “Restricted Stock Legend” means a legend in the form attached hereto as Exhibit C.

Rule 144:

The term “Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

Rule 144A:

The term “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

Scheduled Trading Day:

The term “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

SEC:

The term “SEC” means the Securities and Exchange Commission or any successor thereto.

Section 16 Conversion Blocker:

The term “Section 16 Conversion Blocker” has the meaning specified in Section 10.06(b).

Secured Note Exchange Offer:

The term “Secured Note Exchange Offer” means the exchange offer made pursuant to that certain Offering Memorandum and Consent Solicitation Statement, dated January 15, 2016, in which the Company offered to issue the Senior Secured Notes in exchange for the Old Senior Notes.

Securities Act:

The term “Securities Act” means the Securities Act of 1933, as amended.

Security Agreement:

The term “Security Agreement” means the Security Agreement, dated as of the date of this Indenture, by and among the Company, the Guarantors and Collateral Agent, as collateral agent, as may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

Senior Credit Facility:

The term “Senior Credit Facility” means the Loan and Security Agreement, dated as of December 15, 2011, among the Company, Tube Supply, LLC, A.M. Castle & Co. (Canada) Inc., Tube Supply Canada ULC, the subsidiaries that borrow or guarantee obligations under such agreement, Wells Fargo Bank, National Association, in its capacity as agent (or its successor in such capacity), and the financial institutions from time to time party thereto as lenders, together with the related agreements and instruments thereto (including, without limitation, any guarantee agreements and security documents) and any other debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended as of the Issue Date or as may hereafter be amended, restated, modified, supplemented, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time that extend the maturity of, refinance, replace or otherwise restructure (including increasing the amount of available borrowings thereunder or adding additional subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

Senior Credit Facility Agent:

The term “Senior Credit Facility Agent” means Wells Fargo Bank, National Association, and its successors and assigns in its capacity as administrative and Senior Credit Facility Agent pursuant to the First Lien Documents (as defined in the Intercreditor Agreement) acting for and on behalf of the other First Lien Secured Parties (as defined in the Intercreditor Agreement) and any successor or replacement agent.

Senior Secured Notes:

The term “Senior Secured Notes” means the 12.75% Senior Secured Notes due 2018 issued by the Company pursuant to the Senior Secured Notes Indenture.

Senior Secured Notes Collateral Agent:

The term “Senior Secured Notes Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent for the Senior Secured Notes under the Senior Secured Notes Indenture.

Senior Secured Notes Indenture:

The term “Senior Secured Notes Indenture” means that certain Indenture, dated as of February 8, 2016, by and among the Company, the guarantors party thereto, U.S. Bank National Association, as trustee, and the Senior Secured Notes Collateral Agent, as may hereafter be amended, restated, modified, supplemented or replaced from time to time.

Settlement Method:

The term “Settlement Method” means either Cash Settlement, Physical Settlement or Combination Settlement, as specified in Section 10.02(a).

Share Make-Whole Number:

The term “Share Make-Whole Number” means, with respect to any Conversion Date, a whole number of shares of Common Stock equal to (i) (the difference of (x) the Make-Whole Premium minus (y) the Cash Make-Whole Amount) divided by (ii) the Conversion Make-Whole Share Price.

Significant Subsidiary:

The term “Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Exchange Act as in effect on the Issue Date.

Special Record Date:

The term “Special Record Date” has the meaning specified in Section 11.02(a).

Spin-Off:

The term “Spin-Off “ has the meaning specified in Section 10.04(d).

Stated Maturity:

The term “Stated Maturity” when used with respect to any Note or other Indebtedness or any installment of interest thereon, means the date specified as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Note or such Indebtedness or such installment of interest is due and payable.

Stock Price:

The term “Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change, which shall be equal to (i) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Fundamental Change.

Subsidiary:

The term “Subsidiary” means, with respect to any Person, (i) a corporation, association or other business entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person or (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof). For the purposes of this definition, “voting stock” means stock or other similar interests in the corporation, association or other business entity which ordinarily has or have voting power for the election of directors, managers or trustees of the corporation, association or other business entity, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

Successor Person:

The term “Successor Person” has the meaning specified in Section 5.01(a)(i).

Supporting Note Holders:

The term “Supporting Note Holders” means those certain holders of Existing Convertible Notes that are party to a Transaction Support Agreement.

Temporary Note:

The term “Temporary Note” has the meaning specified in Section 2.09.

Trading Day:

The term “Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal United States national securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no Market Disruption Event.

Transaction Support Agreements:

The term “Transaction Support Agreements” means the separate amended and restated transaction support agreements entered into effective as of March 18, 2016, together with any additional transaction support agreements entered into as of the Issue Date on substantially similar terms to those effective March 18, 2016, among the Company, the certain holders of the Company’s Senior Secured Notes and/or Existing Convertible Notes named therein, as amended, restated, modified or replaced as of the Issue Date.

Trustee:

The term “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

Uniform Commercial Code:

The term “Uniform Commercial Code” means the New York Uniform Commercial Code, as in effect from time to time.

Unit of Reference Property:

The term “Unit of Reference Property” has the meaning specified in Section 10.11.

United States:

The term “United States” means the United States of America (including the States and Commonwealths thereof and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

Valuation Period:

The term “Valuation Period” has the meaning specified in Section 10.04(d).

VWAP Market Disruption Event:

The term “VWAP Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

VWAP Trading Day:

The term “VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

Section 1.02 Rules of Construction.

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including, without limitation;

(5) words in the singular include the plural, and words in the plural include the singular;

(6) all references to $, dollars, cash payments or money refer to United States currency; and

(7) “may” is not mandatory and shall not create any limitation.

Section 1.03 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.03.

(a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(b) The ownership of Notes shall be proved by the Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Note.

(d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II

THE NOTES

Section 2.01 Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(a) Issuance of Notes. The Notes are being offered and sold to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A, shall be issued initially in the form of one or more Global Notes that shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b) Global Notes.

So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law and subject to Section 2.06(d), all Notes will be represented by one or more Global Notes.

Each Global Note shall represent the outstanding Notes as shall be specified therein and each Global Note shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased on the applicable Schedule of Increases and Decreases, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

(c) Depositary.

The Depositary will be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note will be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Certificated Note or (iv) the Company and a beneficial owner of any Note so agree, the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver (x) in the case of clause (iii) or (iv), a Certificated Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes will be canceled.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note will be, upon receipt thereof, canceled by the Trustee in accordance with its customary procedures.

Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof and shall be made on the records of the Trustee and the Depositary. Payment of the principal, accrued and unpaid interest, if any, and the Fundamental Change Repurchase Price, if any, and the Redemption Price, if any, on the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

(d) Legends. Each Global Note shall bear the Global Notes Legend set forth in Exhibit A hereto.

(e) Book-Entry Provisions. This Section 2.01(e) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with Section 2.02, authenticate and deliver Global Notes that (a) shall be registered in the name of the nominee of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear legends substantially similar to those required by Section 2.01(d).

Section 2.02 Execution and Authentication. The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time after the execution and delivery of this Indenture, the Company may deliver Notes (including Additional Notes) executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee, in accordance with such written order of the Company, shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Notes shall originally be issued only in fully registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000 in excess thereof.

The Trustee may appoint authenticating agents (any such agent, an “Authenticating Agent”). The Trustee may at any time after the Issue Date appoint an Authenticating Agent acceptable to the Company to authenticate Notes. An Authenticating Agent may authenticate Notes whenever the Trustee may do so, except any Notes issued pursuant to Section 2.07. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

Section 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the Borough of Manhattan, City of New York, New York, where Notes may be presented for payment (“Paying Agent”), an office or agency where Notes may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Notes, the Notes held by each Holder and the transfer, exchange and conversion of Notes (the “Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Company may have one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents. The term “Paying Agent” includes any additional paying agent, including any named pursuant to Section 4.06. The term “Conversion Agent” includes any additional conversion agent, including any named pursuant to Section 4.06.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-Registrar not a party to this Indenture. Any such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee may agree to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any of its domestic wholly owned Subsidiaries may act as the Paying Agent, the Registrar, the Conversion Agent or a co-Registrar.

The Company initially appoints the Trustee as the Paying Agent, the Conversion Agent, and the Registrar, in connection with the Notes, and the office of U.S. Bank National Association at 60 Livingston Avenue, St. Paul MN 55107-1419, Attention: Corporate Trust Services—Administrator for A. M. Castle & Co. 5.25% Convertible Senior Secured Notes due 2019, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, to be such office or agency of the Company for the aforesaid purposes. The Company may at any time rescind or change the designation of the Paying Agent, the Conversion Agent and/or the Registrar or approve a change in the location through which any of them acts.

Section 2.04 Paying Agent and Conversion Agent to Hold Money and Securities in Trust. The Paying Agent or the Conversion Agent shall (or, if the Paying Agent or the Conversion Agent is not a party hereto, the Company shall require each Paying Agent or the Conversion Agent to agree in writing that such Paying Agent or such Conversion Agent shall) hold in trust for the benefit of Holders or the Trustee (if the Trustee is not the Paying Agent or the Conversion Agent) all money and shares of Common Stock held by the Paying Agent or the Conversion Agent for the making of payments or deliveries in respect of the Notes and shall notify the Trustee (if the Trustee is not the Paying Agent or the Conversion Agent) of any default by the Company in making any such payment or delivery. At any time during the continuance of any such default, the Paying Agent or the Conversion Agent (in each case, if not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and deliver all shares of Common Stock so held in trust. If the Company or its domestic wholly owned Subsidiary acts as the Paying Agent or the Conversion Agent, it shall segregate the money and shares of Common Stock, as applicable, held by it as the Paying Agent or the Conversion Agent for the making of payments or deliveries in respect of the Notes and hold it as a separate trust fund. The Company at any time may require a Paying Agent or a Conversion Agent to pay all money and deliver all shares of Common Stock held by it to the Trustee and to account for any funds and shares of Common Stock disbursed or delivered by the Paying Agent or the Conversion Agent. Upon complying with this Section 2.04, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for the money and, if applicable, shares of Common Stock delivered to the Trustee.

Section 2.05 Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, promptly after each Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06 Transfer and Exchange.

(a) Upon (i) surrender for registration of transfer of any Note to the Registrar or any co-Registrar and (ii) satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company will execute, and the Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 2.03. Whenever any Notes are so surrendered for exchange, the Company will execute, and the Trustee will authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion will (if so required by the Company, the Trustee, the Registrar or any co-Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge will be imposed by the Company, the Trustee, the Registrar or any co-Registrar for any exchange or registration of transfer of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required by law.

Notwithstanding the foregoing, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 3 or subject to redemption in accordance with Article 12.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) Every Note that bears or is required under this Section 2.06(b) to bear the Restricted Notes Legend (the “Restricted Notes,” and together with any Common Stock issued upon conversion of the Notes and required to bear the Restricted Stock Legend, collectively, the “Restricted Securities”) will be subject to the restrictions on transfer set forth in this Section 2.06(b) and in such legend, unless such restrictions on transfer will be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(b), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the Resale Restriction Termination Date, any certificate evidencing a Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof) will bear the Restricted Notes Legend (or a legend in substantially similar form), unless such Note has been transferred pursuant to an effective registration statement under the Securities Act or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act as a result of which transfer such Note is no longer a “restricted security” (as defined in Rule 144), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

Subject to Section 2.01(b), no transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the form of transfer certificate attached hereto as Exhibit B has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which will not bear the restrictive legend required by this Section 2.06(b) and will not be assigned a restricted CUSIP number.

Promptly following the date that the Company shall reasonably determine that any Restricted Security no longer constitutes a “restricted security” (as defined under Rule 144)), the Company will notify the Trustee in writing that the Restricted Notes Legend or Restricted Stock Legend, as applicable, no longer applies. Upon delivery of such notice, the Restricted Notes Legend or Restricted Stock Legend, as applicable will be deemed removed from the applicably Restricted Security. For any Global Note, the Company will, at the same time as it provides the foregoing notice to the Trustee, provide the Depositary an instruction letter for the Depositary’s mandatory exchange process (or any successor notice, form or action required pursuant to the Applicable Procedures) to the extent required to remove any Restricted Notes Legend.

The Company will promptly notify the Trustee and the Holders after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

(c) The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note will be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

A Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary.

Certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(c) will be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Trustee. Upon execution and authentication, the Trustee will deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee will have any responsibility or liability for any actions taken or not taken by the Depositary.

Neither the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Note will bear the Restricted Stock Legend (or a legend in substantially similar form), unless the Note or such Common Stock has been previously transferred pursuant to an effective registration statement under the Securities Act or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act as a result of which transfer such Note or such Common Stock is no longer a “restricted security” (as defined in Rule 144), or unless otherwise agreed by the Company, with written notice thereof to the Trustee and any transfer agent for the Common Stock.

Any such Common Stock as to which such restrictions on transfer will have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which will not bear the restrictive legend required by this Section 2.06(d).

Section 2.07 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or stolen and such Holder provides evidence of the loss, theft or destruction satisfactory to the Company and the Trustee, the Company shall issue, and the Trustee shall authenticate and deliver, a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and such Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes. Notes outstanding at any time are all Notes authenticated and delivered under this Indenture except for those cancelled by the Trustee pursuant to Section 2.10, those delivered to the Trustee for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because an Affiliate of the Company holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer has been notified in writing to be so owned shall be so disregarded.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; provided that in no event shall both the replaced Note and the new Note issued under Section 2.07 be deemed to be outstanding at the same time..

If the Paying Agent holds, in accordance with this Indenture, on the Maturity Date, money or securities sufficient to pay Notes payable on such date, then immediately after the Maturity Date, such Notes shall cease to be outstanding and interest, if any, on such Notes shall cease to accrue, whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent, and such Notes shall cease to be convertible.

If a Note is converted in accordance with Article 10 and required to be cancelled pursuant to Section 2.10, then from and after the time of conversion on the Conversion Date, such Note shall cease to be outstanding and interest, if any, shall cease to accrue on such Note.

Section 2.09 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes (“Temporary Notes”). Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for Temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for Temporary Notes.

Section 2.10 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Conversion Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, conversion payment or cancellation and shall dispose of such cancelled Notes in its customary manner. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. Any Notes repurchased by the Company or its Subsidiaries shall be immediately cancelled and no longer outstanding under this Indenture.

Section 2.11 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest or the Fundamental Change Repurchase Price or the Redemption Price, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee and their respective agents shall be affected by notice to the contrary.

Section 2.12 CUSIP and ISIN Numbers.

(a) The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee will use “CUSIP” and “ISIN” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

ARTICLE III

REPURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

Section 3.01 Right to Require Repurchase upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 and not more than 35 Business Days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after the Close of Business on a Regular Record Date and on or prior to the Close of Business on the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the Close of Business on the corresponding Regular Record Date (the “Fundamental Change Repurchase Price”).

Repurchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder (if Notes are Global Notes, in accordance with Applicable Procedures) of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the form of Note attached hereto as Exhibit A between the date of the Fundamental Change Repurchase Right Notice and the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

If such Notes are Certificated Notes, each Fundamental Change Repurchase Notice shall state:

(1) the certificate numbers of Notes to be delivered for repurchase;

(2) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple of $1,000 in excess thereof; and

(3) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

If such Notes are Global Notes, the Fundamental Change Repurchase Notice shall comply with the Applicable Procedures.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the Fundamental Change Repurchase Price to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 3.01(c).

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(b) After the occurrence of a Fundamental Change, but on or before the 10th calendar day following the Effective Date of such Fundamental Change, the Company shall provide to all Holders and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”), in the manner provided for in Section 14.01, of the occurrence of such Fundamental Change and of the repurchase right, if any, at the option of the Holders, arising as a result thereof.

Each Fundamental Change Repurchase Right Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right;

(iv) the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Price;

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate, if any;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;

(ix) that the Holder must exercise the repurchase right on or prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);

(x) that the Holder shall have the right to withdraw any Notes surrendered for repurchase prior to the Fundamental Change Expiration Time; and

(xi) the procedures that Holders must follow to require the Company to repurchase their Notes.

Simultaneously with providing the Fundamental Change Repurchase Right Notice, the Company shall publish this above information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices or publish the foregoing information and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

(c) A Fundamental Change Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to the Fundamental Change Expiration Time, specifying:

(i) if such Notes are Certificated Notes, the certificate numbers of the withdrawn Notes,

(ii) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Notes that remain subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Notes are Global Notes, such notice must comply with any Applicable Procedures.

(d) The Company shall deposit with the Paying Agent, in accordance with Section 4.01, an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent, payment for Notes surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 3.01), and (y) the time of book-entry transfer or the delivery of such Note to the Paying Agent by the Holder thereof in the manner required by this Section 3.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e) Subject to a Holder’s right to receive interest on the related Interest Payment Date where the Fundamental Change Repurchase Date falls between a Regular Record Date and the Interest Payment Date to which it relates, if the Paying Agent holds money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes, in either case, whether or not book-

entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent and (ii) all other rights of the Holders of such Notes shall terminate other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest, if any.

(f) No Notes may be repurchased on any date at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the applicable Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the applicable Fundamental Change Repurchase Price with respect to such Notes).

(g) In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice, the Company shall, if required: (i) comply with the provisions of Rule 13e-4 under the Exchange Act, Rule 14e-1 under the Exchange Act and any other tender offer rules under the Exchange Act that may then be applicable; (ii) file a Schedule TO (or any successor schedule, form or report) to the extent required or any other required schedule under the Exchange Act; and (iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes.

ARTICLE IV

COVENANTS

Section 4.01 Payment of Notes. The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture. Any amounts of cash and/or shares of Common Stock to be given to the Trustee, the Paying Agent or the Conversion Agent shall be deposited by the Company with the Trustee, the Paying Agent or the Conversion Agent by the Open of Business on the required date. The Company may, at its option, make payments in respect of the Notes by check mailed to a Holder’s registered address (or, if requested by a Holder of more than $2,000,000 principal amount of the Notes, by wire transfer in immediately available funds to that Holder’s account within the United States designated by such Holder in written notice to the Registrar by the Close of Business on the Regular Record Date or other record date relating to such payment, which notice shall remain effective until withdrawn by such Holder in a subsequent written notice to the Registrar) or, with respect to Global Notes, by wire transfer in immediately available funds. The Company shall make any required interest payments to the Person in whose name each Note is registered at the Close of Business on the Regular Record Date for such interest payment.

The Company shall, on or before each due date of the principal (including the Redemption Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on, the Notes or each date when delivery of cash and, if applicable, shares of Common Stock are due upon conversion of a Note, as applicable, deposit with the Paying Agent or the Conversion Agent, as applicable, a sum sufficient to pay such principal (including the Redemption Price, if applicable, or the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, if any, and such settlement obligations upon conversion, and (unless such Paying Agent or such Conversion Agent, as applicable, is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the applicable due date, such deposit must be received by the Paying Agent no later than 10:00 a.m., New York City time, on such date.

If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest, if any, on, the Notes, set aside, segregate and hold in trust as provided in Section 2.04 for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on, the Notes when the same shall become due and payable.

The principal, accrued and unpaid interest, if any, the Fundamental Change Repurchase Price, if applicable, or the Redemption Price, if applicable, of the Notes being repaid, repurchased or redeemed, if applicable, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with the foregoing provisions of this Section 4.01, cash sufficient to pay all such amounts then due.

Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted.

Section 4.02 SEC and Other Reports. The Company shall file any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than documents subject to confidential treatment and correspondence with the SEC) with the Trustee within 15 calendar days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by the Company via the EDGAR system will be deemed to be filed with the Trustee as of the time such documents are filed via the EDGAR system, provided, however, that the Trustee shall have no responsibility whatsoever to determine whether such filing via the EDGAR system has occurred.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on an Officer’s Certificate).

Section 4.03 Maintenance of Listing. The Company shall use all commercially reasonable efforts to assure that the Common Stock remains listed or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Section 4.04 Limitation on Additional Third-Lien Indebtedness. The Company and each of the Guarantors shall not, directly or indirectly, create, incur, assume or guarantee any

Indebtedness secured by a Lien of any kind on any asset now owned or hereafter acquired that ranks equally with the Lien securing the Notes and the Guarantees, except for Liens securing Additional Exchange Notes (and Guarantees thereof).

Section 4.05 Limitation on Repayment of Certain Indebtedness. The Company shall not repay, redeem, prepay, retire, defease or otherwise satisfy the Existing Convertible Notes or the Old Senior Notes, directly or indirectly, with any Indebtedness that (i) is senior (either in right of payment or as to security) to the Notes, (ii) as to which a person other than the Company or a Guarantor is an obligor or provides credit support or (iii) that has any scheduled amortization payments or a maturity date that is earlier than 91 days after the maturity date of the Notes, except that such limitation shall not apply to borrowings by the Company in an amount not to exceed $10.0 million under the Senior Credit Facility the proceeds of which are used to repay, redeem, prepay, retire, defease or otherwise satisfy the Old Senior Notes.

Notwithstanding the foregoing, the Company shall be permitted to issue additional Senior Secured Notes in exchange for Old Senior Notes and Additional Exchange Notes in exchange for Existing Convertible Notes outstanding on the date of this Indenture on substantially the same terms and conditions as the Secured Note Exchange Offer or the Private Convertible Notes Exchanges, as applicable, provided that such issuances shall not include the payment of any tender or consent fees.

Section 4.06 Real Estate Mortgages and Filings; Landlord Waivers.

With respect to any real property, other than real property that constitutes an Excluded Asset, owned by the Company or any Guarantor on the Issue Date or acquired by the Company or any Guarantor at any time thereafter (individually and collectively, the “Owned Premises”) and any Existing Specified Leased Property (together with the Owned Premises, individually and collectively, the “Premises”), the Company or such Guarantor shall deliver to the Collateral Agent within 90 days of the Issue Date, or in the case of any Owned Premises acquired after the Issue Date, within 90 days of the date of such acquisition:

(1) fully executed counterparts of Mortgages, duly executed by the Company or the applicable Guarantor, as the case may be, in favor of the Collateral Agent, as mortgagee or beneficiary, as applicable, and corresponding UCC fixture filings, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages and corresponding UCC fixture filings as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the Premises purported to be covered thereby;

(2) (i) mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the estimated fair market value of the Owned Premises purported to be covered by the related Mortgage, and with respect to the Existing Specified Leased Property, in an amount equal to the amount of title insurance provided to the Senior Credit Facility Agent with respect to its Mortgage on the Existing Specified Leased Property, insuring that title to such property is vested in the Company or the applicable Guarantor and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens together with, to the extent available, such endorsements, as are customary for financings of this type, accompanied by evidence of the payment in full of all premiums thereon and (ii) such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) of the Company or the applicable Guarantor as shall be reasonably required to induce the title insurer to issue the title insurance policies and endorsements referenced herein with respect to each of the Premises;

(3) (i) with respect to each Premises owned or leased on the Issue Date, ALTA surveys with respect to each of such Premises, as well as any updates or affidavits the title insurer may reasonably request in connection with removing all standard survey exceptions from the mortgagee’s title insurance policies and issuing the survey related and other endorsements to such policies required pursuant to clause (2) above and (ii) with respect to each Owned Premises acquired after the Issue Date, ALTA surveys (to the extent existing at the time of acquisition);

(4) “Life of Loan” Federal Emergency Standard Flood Hazard Determinations with respect to each Premises (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Company or the applicable Guarantor, and evidence of flood insurance in the event such Premises is located in a special flood hazard area);

(5) Opinions of Counsel in the jurisdiction where each Premises is located and the jurisdiction of formation of the Company or the applicable Guarantor entering into the relevant Mortgage covering such matters as are customary for financings of this type, including, without limitation, the due authorization, execution and delivery of the relevant Mortgages and the enforceability thereof; and

(6) a copy of the lease in connection with the Existing Specified Lease Property.

The Company and any Guarantor that is a lessee of, a real property where Collateral is located, is, and will be, required to use commercially reasonable efforts (which for the avoidance of doubt, shall not require the payment by the Company or such Guarantor, as the case may be, of any fee to the lessor in connection with the obtaining of any such collateral access agreement) to deliver to the Collateral Agent a collateral access agreement, executed by the lessor of such real property but only to the extent such lessor has provided a collateral access agreement to the Senior Credit Facility Agent pursuant to the Senior Credit Facility; provided that in the case where such lease is a lease in existence on the Issue Date, the Company or Guarantor that is the lessee thereunder shall have 90 days from the Issue Date to satisfy such requirement. For the avoidance of doubt, if the Company or any applicable Guarantor fails to enter into a collateral access agreement after using commercially reasonable efforts (it being understood that the Company shall be solely responsible for determining whether it has used commercially reasonable efforts, which shall be set forth in an Officer’s Certificate delivered to the Trustee and the Collateral Agent (upon which the Trustee and the Collateral Agent may conclusively rely without any investigation)) and the Company shall notify the Holders of such event. Neither the Collateral Agent nor the Trustee shall have any obligation to enter in such an agreement and shall have the right to decline signing such an agreement if, after being advised by counsel, the Trustee or Collateral Agent determines in good faith that such action would expose the Trustee or Collateral Agent to liability or if doing so is consistent with its rights, privileges, protections and immunities set forth in this Indenture or the Collateral Documents.

Section 4.07 Compliance Certificate. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2016) of the Company an Officer’s Certificate, stating whether or not to the knowledge of the signers thereof, there has occurred a Default during the previous fiscal year.

Section 4.08 Further Assurances. The Company will do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order to:

(1) carry out the terms and provisions of the Collateral Documents;

(2) subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby;

(3) perfect and maintain the validity, effectively and priority of any of the Collateral Documents and the Liens intended to be created thereby; and

(4) assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent any of the rights granted now or hereafter intended by the parties thereto to be granted to the Collateral Agent under the Collateral Documents or under any other instrument executed in connection herewith.

Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company for such governmental consent, approval, recording, qualification or authorization.

Section 4.09 Maintenance of Office or Agency. The Company will maintain in New York, New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of U.S. Bank National Association, at 100 Wall Street, New York, NY 10005, Attention: Corporate Trust Services—Administrator for A. M. Castle & Co. 5.25% Convertible Senior Secured Notes due 2019, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.01.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes.

Section 4.10 Delivery of Certain Information. At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee and the Holders with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such annual and quarterly reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirement. In addition, the Company shall furnish to Holders and beneficial owners of the Notes or shares of Common Stock issuable upon conversion of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.11 Par Value Limitation. The Company shall not take any action that, after giving effect to any adjustment pursuant to Section 10.04, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

Section 4.12 Statement by Officers as to Default. The Company shall deliver to the Trustee, within 30 calendar days after becoming aware of the occurrence of any Default or any Event of Default under this Indenture, an Officer’s Certificate (which Officer’s Certificate shall not be required to include such statements included in Section 14.03) specifying with particularity such Default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Section 4.13 Restriction on Resales. The Company shall not, and shall procure that no controlled affiliate (within the meaning of Rule 144) of the Company shall, resell any of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

ARTICLE V

SUCCESSOR PERSON

Section 5.01 When Company May Merge or Transfer Assets.

(a) The Company shall not consolidate with or merge with or into any other Person or sell, convey, transfer, lease or dispose of all or substantially all of its properties and assets to any other Person in any one transaction or series of related transactions, or permit any Person to consolidate with or merge into the Company, unless:

(i) either (a) the Company is the surviving, resulting, or transferee Person (the “Successor Person”) or (b) if the Company is not the Successor Person, then either the Successor Person formed by such consolidation or with or into which the Company is merged or the Person to which the Company’s properties and assets are so transferred shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; provided, however, that the Successor Person, if not the “Company”

hereunder, shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Obligations of the Company under the Notes, this Indenture and the Collateral Documents;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) to the extent that the Successor Person is not the issuer of any part of the securities based on which the Notes have become convertible or exchangeable (after giving effect to such transaction and the provisions hereof related to such transaction), such issuer of such securities fully and unconditionally guarantees the Notes on a senior basis or otherwise provides adequate assurance that the immediate resale of any such securities received upon conversion or exchange by Holders (other than, for the avoidance of doubt, any such Holder who is an “affiliate” (within the meaning of Rule 144) of the Company or the Successor Person) will not require registration under the Securities Act; and

(iv) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied; provided, however, that in giving such Opinion of Counsel, such counsel may rely on an officer’s certificate as to compliance with the foregoing clause (ii) and as to any other matters of fact.

(b) The Successor Person formed by such consolidation into which the Company is merged or the Successor Person to which such sale, conveyance, transfer, lease, or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Person had been named as the Company herein; and thereafter, the Company shall be discharged from all Obligations and covenants under this Indenture and the Notes. Subject to Section 9.05, the Company, the Trustee and the Successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such Successor Person and such discharge and release of the Company.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to the Notes shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated in Section 9.02:

(a) default in any payment of interest on any Note when due and payable and the default continues for a period of 30 calendar days;

(b) default in the payment of principal of any Note when due and payable at its Stated Maturity, upon required repurchase, declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, upon exercise of a Holder’s conversion right and such failure continues for five calendar days;

(d) failure by the Company to comply with its obligations under Section 5.01;

(e) failure by the Company to comply with its notice obligations under Article 10, Section 3.01 or Section 12.03;

(f) failure by the Company for 60 calendar days to comply with any of its other agreements (other than a covenant or warranty Default in performance or whose breach is elsewhere in this Section 6.01 specifically provided for) contained in the Notes or this Indenture after written notice of such Default from the Trustee or the Holders of at least 25% of the aggregate principal amount of the outstanding Notes has been received by the Company;

(g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $15.0 million in the aggregate of the Company and/or any such Subsidiary, whether such debt now exists or shall hereafter be created, which default results:

(i) in such debt becoming or being declared due and payable, and such debt shall not have been discharged in full or such declaration rescinded or annulled within 30 calendar days or

(ii) from a failure to pay the principal of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such defaulted payment shall not have been made, waived or extended within 30 calendar days;

(h) a final judgment for the payment of $15.0 million or more (excluding any amounts covered by insurance) rendered against the Company or any Subsidiary of the Company, which judgment is not discharged or stayed within 60 calendar days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive calendar days;

(k) except as permitted otherwise in this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; or

(l) except as permitted otherwise in this Indenture and the Collateral Documents, with respect to any assets or property having a Fair Market Value in excess of $10.0 million, individually or in the aggregate, that constitutes, or under this Indenture or any Collateral Document is required to constitute, Collateral, (a) any of the Collateral Documents shall for any reason cease to be in full force and effect in all material respects, or the Company or a Guarantor shall so assert, or (b) any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, if such Event of Default does not result from any unauthorized action by the Collateral Agent in express violation of any provision of the Collateral Documents.

Section 6.02 Acceleration; Rescission and Annulment.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company) occurs and is continuing, then in every such case (except as provided in the immediately following paragraph) the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs, the principal of, and accrued interest on, all of the Notes shall become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.

(b) This Section 6.02, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes during the period of such Default) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults with respect to such Notes, other than the nonpayment of principal of and accrued and unpaid interest on such Notes that shall have become due solely by such acceleration or failure to deliver the consideration due upon conversion, shall have been cured or waived pursuant to Section 6.04, then and in every such case the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes, subject to Section 6.04, and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. No rescission or annulment referred to above shall affect any subsequent Default or impair any right consequent thereon.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest, if any, or payment of the Fundamental Change Repurchase Price or the Redemption Price on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the outstanding Notes may waive, by written notice to the Trustee and without notice to any other Holder, an existing or past default and its consequences except (a) an Event of Default described in Sections 6.01(a) or 6.01(b) (other than any nonpayment of principal of the Notes that has become due solely by reason of a declaration of acceleration, to the extent that such declaration of acceleration is duly rescinded in accordance with this Indenture), (b) a default in respect of a provision that, under Section 9.02, cannot be amended without the consent of each Holder or (c) an Event of Default described in Section 6.01(c). When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 and Section 7.02, that the Trustee determines is unduly prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits. A Holder may pursue any remedy with respect to this Indenture or the Notes only if:

(a) such Holder shall have previously given to the Trustee written notice that an Event of Default is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee pursue the remedy;

(c) such Holders shall have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 calendar days after the receipt of the request and the offer of security or indemnity; and

(e) the Holders of at least a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 calendar day period.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of payment of principal, accrued and unpaid interest, if any, the Fundamental Change Repurchase Price, if applicable, or the Redemption Price, if applicable, on or after the respective due dates expressed in such Holder’s Notes, and to convert the Notes in accordance with Article 10, shall not be impaired or affected without the consent of such Holder and shall not be subject to the requirements of Section 6.06.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.06.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel and any other amounts due the Trustee under Section 7.06.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee and the Collateral Agent, and their respective agents and attorneys, for amounts due under Section 7.06 and under the Collateral Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, accrued and unpaid interest, if any, payment of the Fundamental Change Repurchase Price, if applicable, or payment of the Redemption Price, if applicable, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 calendar days before such record date, the Company shall mail to each Holder and the Trustee a notice, in the manner provided for in Section 14.01, that states the record date, the payment date and the amount to be paid.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company and each of the Guarantors (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether herein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c).

(e) The Trustee shall not be liable for interest on any money received by it or risk or expend any of its own funds.

(f) Money or shares of Common Stock held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7, and the provisions of this Article 7 shall apply to the Trustee, the Registrar, the Paying Agent and the Conversion Agent.

(i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Responsible Officer has received written notice at its Corporate Trust Office thereof from the Company or any Holder or (ii) a Responsible Officer shall have actual knowledge thereof.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting (except in connection with an application for authorization of Notes pursuant to Section 2.02), it shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel in accordance with Section 14.02. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the Registrar, the Paying Agent and the Conversion Agent.

(i) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) No Depositary shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for any act or omission by any Depositary.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 calendar days or resign. Any Paying Agent, Registrar, Conversion Agent or co-Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and is known to a Responsible Officer (or written notice of it is received by the Trustee) the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 calendar days after it occurs; provided, however, that except in the case of a Default described in Section 6.01(a), (b) or (c), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall fully indemnify each of the Trustee and any predecessor Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Responsible Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

(a) To secure the Company’s payment obligations in this Section 7.06, the Trustee and (only to the extent applicable) any predecessor Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal, accrued and unpaid interest, if any, the Fundamental Change Repurchase Price, if applicable, or the Redemption Price, if applicable, on particular Notes.

(b) The Company’s payment obligations pursuant to this Section 7.06 shall survive the resignation or removal of the Trustee and the Discharge of this Indenture. In the event that the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.07 Replacement of Trustee. (a) The Trustee may resign at any time by notifying the Company in writing at least 30 calendar days prior to the proposed effective date of such resignation. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by notifying the Trustee in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.09;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes then outstanding or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

(d) If a successor Trustee does not take office within 60 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 7.09 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

Section 7.10 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE VIII

DISCHARGE OF INDENTURE

Section 8.01 Discharge of Liability on Notes. When (1) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes which have been replaced pursuant to Section 2.07) and not theretofore canceled or (2) all the Notes not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion (after all related Observation Periods have elapsed) and the Company shall have delivered to the Holders cash and (in the case of conversion) shares of Common Stock, as applicable, sufficient to pay, all amounts owing in respect of all Notes (other than any Notes which have been replaced pursuant to Section 2.07) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Maturity Date, Fundamental Change Repurchase Date, Redemption Date, upon declaration of acceleration or otherwise, and the Company shall have deposited with the Trustee cash sufficient to pay, in the opinion of a nationally recognized firm of certified public accountants, investment bank or appraisal firm, all amounts owing in respect of all Notes (other than any Notes which have been replaced pursuant to Section 2.07) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest, accrued and unpaid to such Maturity Date, Fundamental Change Repurchase Date or other such date, and if in either case (1) or (2) the Company shall also pay or deliver or cause to be paid or delivered all other sums payable and shares of Common Stock deliverable hereunder by the Company, then this Indenture shall cease to be of further effect with respect to the Notes (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts and any shares of Common Stock then due, including interest with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee, the Authenticating Agent, the Paying

Agent, the Conversion Agent and the Registrar under this Indenture), and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 8.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture and Note Guarantees with respect to the Notes (such event, the “Discharge”); provided, however, the Company hereby agrees to reimburse the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar and to compensate the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar for any services thereafter reasonably and properly rendered by the Trustee, the Authenticating Agent, the Paying Agent, the Conversion Agent and the Registrar in connection with this Indenture.

Section 8.02 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and each Guarantor’s obligations under its Note Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Indenture and the Notes to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

Section 8.03 Officer’s Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 8.01, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

ARTICLE IX

MODIFICATION AND AMENDMENTS

Section 9.01 Without Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement the Note Documents without the consent of any Holder or any other Person to:

(1) cure any ambiguity, omission, defect or inconsistency in the Note Documents that does not materially adversely affect Holders;

(2) provide for the assumption by a Successor Person of the Company’s obligations under this Indenture and for the assumption by a successor Person of a Guarantor’s obligation under its Note Guarantee;

(3) allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(4) to add to the Collateral securing the Notes Debt or to increase the priority of the Liens securing the Notes Debt;

(5) add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company by this Indenture;

(6) provide for the conversion of Notes in accordance with the terms of this Indenture;

(7) make any change that does not adversely affect the rights of any Holder;

(8) comply with any requirement of the SEC in connection with any qualification of this Indenture under the Trust Indenture Act of 1939, as amended;

(9) comply with the Applicable Procedures;

(10) conform the provisions of this Indenture, the Notes, the Note Guarantees or the Collateral Documents to the respective descriptions thereof in the Transaction Support Agreements in effect as of the date of this Indenture. The Trustee may rely on an Officer’s Certificate in determining that the changes effected in an amendment or supplement are made to conform the provisions of this Indenture, the Notes or the Collateral Documents to the respective description thereof in the Transaction Support Agreements in effect as of the date of this Indenture; or

(11) add parties to the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, in accordance with the terms thereof.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice, in the manner provided for in Section 14.01, briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Note Guarantee. However, without the consent of each Holder affected, an amendment to this Indenture, the Notes and the Note Guarantee may not:

(1) reduce the amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate, or extend the stated time for payment, of interest on any Note;

(3) reduce the principal, or extend the Stated Maturity, of any Note;

(4) make any change that adversely affects the conversion rights of any Notes;

(5) reduce any Make-Whole Premium, Fundamental Change Repurchase Price or Redemption Price of any note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6) change the place or currency of payment of principal or interest in respect of any Note;

(7) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8) adversely affect the ranking in right of payment or lien priority of the Notes and the Note Guarantees as secured third lien indebtedness of the Company and the Guarantors;

(9) release any Guarantor from its obligation under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(10) make any change to the provisions of Section 6.04, this Section 9.02 or Section 9.03.

In addition, any amendment to, or waiver of, the provisions of this Indenture relating to the Collateral or the Collateral Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice, in the manner provided for in Section 14.01, briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03 Revocation and Effect of Consents, Waivers and Actions. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the written notice of revocation before the date the supplemental indenture setting forth the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective in accordance with the terms of the supplemental indenture, which shall become effective upon the execution thereof by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.

Section 9.04 Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

Section 9.05 Trustee to Sign Supplemental Indentures. Upon the written request of the Company, the Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture, the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Section 9.06 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

CONVERSIONS

Section 10.01 Conversion Privilege and Conversion Rate.

(a) Conversion Rights Generally. Upon compliance with the provisions of this Article 10, a Holder will have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) of its Notes at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Maturity Date, at a rate (the “Conversion Rate”) of 444.4444 shares of Common Stock (subject to adjustment by the Company as provided in Section 10.04) per $1,000 principal amount of the Notes (the “Conversion Obligation”). If Notes are subject to Optional Redemption in accordance with Article XII, Holders shall have the right to convert any Notes to be redeemed at any time prior to the third Trading Day immediately preceding the relevant Redemption Date (unless the Company shall fail to complete the Optional Redemption of such Notes in accordance with Article XII, in which case the Holders’ right to convert their Notes shall be unaffected by such Optional Redemption).

(b) Conversion Upon a Fundamental Change.

(i) In the event that the Company enters into any agreement with respect to a transaction that is expected to constitute a Fundamental Change, the Company shall disclose the material terms of such agreement in a current report on Form 8-K (or in a press release if the Company is not then permitted to file such a current report with the SEC). In the event that such a Fundamental Change occurs, if a Holder exercises its right to convert its Notes during the period from the effective date of the transaction until the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date or, if there is no Fundamental Change Repurchase Date, the 35th Trading Day immediately following the effective date of such transaction then such conversion shall be deemed to have occurred “in connection with a Fundamental Change.”

(ii) In a conversion in connection with a Fundamental Change:

(1) for each $1,000 principal amount of Notes, the number of shares of Common Stock issuable upon conversion shall equal the greater of (1) $1,000 plus the amount of the Make-Whole Premium divided by the then applicable Conversion Price and (2) $1,300 divided by the Stock Price with respect to such Fundamental Change (such greater number of shares, the “Fundamental Change Conversion Number”), for which the form of settlement shall be determined as provided below;

(2) a Holder shall also be entitled to receive a cash payment for all accrued and unpaid interest on any such Notes being converted to, but not including the relevant date of settlement, in accordance with Section 10.02(j); and

(3) settlement upon conversion may be in the form of cash, shares of Common Stock or a combination thereof, in the Company’s sole discretion.

Not later than the Close of Business on the date a Fundamental Change occurs, the Company shall provide to all Holders, the Trustee and the Conversion Agent written notice of its Settlement Method for Notes surrendered for conversion in connection with such Fundamental Change, and if the Company elects Combination Settlement, such notice shall state the dollar amount of cash to be paid for each $1,000 principal amount of Notes surrendered (the “Fundamental Change Cash Amount”). Section 10.02(d), (e) (not later than the dates specified below) and (f) through (j) shall apply to conversions of Notes in connection with a Fundamental Change.

(iii) If the Company elects Cash Settlement for Notes surrendered for conversion in connection with a Fundamental Change, for each $1,000 principal amount of Notes so surrendered, prior to 11:00 a.m., Eastern Time, on the third Business Day following the Conversion Date, the Company shall deliver to the converting Holder an amount of cash equal to the Fundamental Change Conversion Number times the 20-Day VWAP as of such Conversion Date (the “Fundamental Change Conversion Value”). Where the term “Cash Settlement” is used in Section 10.04, in the case of a conversion in connection with a Fundamental Change, such term shall be deemed to refer to the foregoing settlement method.

(Iv) If the Company elects Physical Settlement for Notes surrendered for conversion in connection with a Fundamental Change, for each $1,000 principal amount of Notes so surrendered, prior to 11:00 a.m., Eastern Time, on the third Business Day following the Conversion Date, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to the Fundamental Change Conversion Number. Where the term “Physical Settlement” is used in Section 10.04, in the case of a conversion in connection with a Fundamental Change, such term shall be deemed to refer to the foregoing settlement method.

(v) If the Company elects Combination Settlement for Notes surrendered for conversion in connection with a Fundamental Change, for each $1,000 principal amount of Notes so surrendered, prior to 11:00 a.m., Eastern Time, on the third Business Day following the Conversion Date, the Company shall deliver to the converting Holder the Fundamental Change Cash Amount plus a number of shares of Common Stock equal to (x) the difference between (A) the Fundamental Change Conversion Value minus (B) the Fundamental Change Cash Amount divided by (y) the 20-Day VWAP as of such Conversion Date. Where the term “Combination Settlement” is used in Section 10.04, in the case of a conversion in connection with a Fundamental Change, such term shall be deemed to refer to the foregoing settlement method.

(vi) The settlement of the conversion of Notes in connection with a Fundamental Change, as provided in this Section 10.01(b), and the payment of accrued interest on such Notes in accordance with Section 10.02(j) shall satisfy the Company’s Conversion Obligation with respect to such Notes. Where the term “Observation Period” is used in Section 10.02(b)(ii)(B), Section 10.03 or Section 10.04, in the case of a conversion in connection with a Fundamental Change, such term shall be deemed to refer to the 20 consecutive VWAP Trading Days used to calculate the 20-Day VWAP.

Section 10.02 Exercise of Conversion Privilege.

(a) The Company may satisfy the Conversion Obligation by means of a Cash Settlement, a Physical Settlement or a Combination Settlement based on the Conversion Rate then in effect and the Settlement Method that applies to the Note.

(i) If a “Cash Settlement” applies to a conversion or a redemption of a Note, the Company will deliver an amount of cash, without any delivery of shares of Common Stock (“Cash Settlement”) (i) in the case of a conversion in connection with a Fundamental Change, determined in accordance with Section 10.01(b)(iii), (ii) in the case of an Optional Redemption, determined in accordance with Section 12.01(c)(ii) and (iii) in the case of any other conversion, determined in accordance with Section 10.02(c)(i) and delivered simultaneously with the other consideration in the Cash Settlement.

(ii) If a “Physical Settlement” applies to a conversion or a redemption of a Note, the Company will deliver (“Physical Settlement”) (x) a whole number of shares of Common Stock (i) in the case of a conversion in connection with a Fundamental Change, determined in accordance with Section 10.01(b)(iv), (ii) in the case of an Optional Redemption, in accordance with Section 12.01(c)(iii) and (iii) in the case of any other conversion, in accordance with Section 10.02(c)(ii), and (y) an amount of cash in lieu of fractional shares of Common Stock, if any, in accordance with Section 10.03(a) and delivered simultaneously with the other consideration in the Physical Settlement.

(iii) If a “Combination Settlement” applies to a conversion or a redemption of a Note, the Company will deliver (“Combination Settlement”) (x) (i) in the case of a conversion in connection with a Fundamental Change, an amount of cash and a number of shares of Common Stock in accordance with Section 10.01(b)(v), (ii) in the case of an Optional Redemption, an amount of cash and a number of shares of Common Stock in accordance with Section 12.01(c)(iv) and (iii) in the case of any other conversion, an amount of cash in accordance with Section 10.02(c)(iii) and a number of shares of Common Stock in accordance with Section 10.02(c)(iii) and (y) an amount of cash in lieu of fractional shares of Common Stock, if any, in accordance with Section 10.03(b) and delivered simultaneously with the other consideration in the Combination Settlement.

(b) Settlement Method and Cash Amount Elections.

(i) The Company will have the right to make an election, from time to time, with respect to the Settlement Method that the Company chooses to satisfy its Conversion Obligation (other than a conversion in connection with a Fundamental Change, the terms of which shall be governed exclusively by Section 10.01(b)), and if the Company elects Combination Settlement, (x) the dollar amount up to which the Company will settle such Conversion Obligation per $1,000 principal amount of Notes in cash (the “Cash Amount”) and (y) the dollar amount up to which the Company will settle the Make-Whole Premium per $1,000 principal amount of Notes in cash (the “Cash Make-Whole Amount”). Each such election shall be effective until the Company provides a written notice of an election of a different Settlement Method, Cash Amount or Cash Make-Whole Amount, as applicable; provided that, the Company shall use the same Settlement Method, Cash Amount or Cash Make-Whole Amount, if applicable, for all conversions occurring on any given Conversion Date. The Company will initially be deemed to have elected Physical Settlement. If the Company chooses to elect a different Settlement Method and/or change the Cash Amount or Cash Make-Whole Amount in the future, it will provide to all Holders, the Trustee and the Conversion Agent a written notice of the newly chosen Settlement Method, Cash Amount or Cash Make-Whole Amount, as applicable, and the effective date of such newly chosen Settlement Amount, Cash Amount or Cash Make-Whole Amount; provided that, the Settlement Method, Cash Amount or Cash Make-Whole Amount, as applicable, contained in such notice will not apply to any conversion of Notes unless the Company has complied with its notice obligations with respect thereto under this Section 10.02(b) on or prior to the Close of Business on the Business Day immediately following the Conversion Date for such converted Notes. If the newly chosen Settlement Method is

Combination Settlement and (i) the Company fails to specify a Cash Amount in its notice of such newly chosen Settlement Method, the Company will be deemed to have elected that the Cash Amount equal $1,000 or (ii) the Company fails to specify a Cash Make-Whole Amount in its notice of such newly chosen Settlement Method, the Company will be deemed to have elected that the Cash Make-Whole Amount equals the Make-Whole Premium. Simultaneously with providing such notice, the Company will make the relevant information available on the website of the Company.

(ii) Any conversion of a Note will be deemed to have been effected on the Conversion Date for such Note, and, for any shares of Common Stock that the Company issues upon conversion:

(A) if Physical Settlement applies, the Person in whose name the certificate or certificates for such shares will be registered will become the holder of record of such shares as of the Close of Business on the Conversion Date; and

(B) if Combination Settlement applies, the Person in whose name the certificate or certificates for such shares will be registered will become the holder of record of such shares as of the Close of Business on the last VWAP Trading Day of the Observation Period for the relevant Conversion Date.

On and after the Conversion Date with respect to a conversion of Notes pursuant hereto, all rights of the Holders of such Notes will terminate, other than the right to receive the consideration deliverable upon conversion of such Notes as provided herein.

(c) Settlement Methods.

(i) If Cash Settlement applies to any Notes surrendered for conversion, for each $1,000 principal amount of Notes surrendered, on the third Business Day following the last VWAP Trading Day of the applicable Observation Period, the Company will deliver to the converting Holder an amount of cash equal to the sum of the Daily Conversion Values for each VWAP Trading Day during the relevant Observation Period plus an amount of cash equal to the Make-Whole Premium.

(ii) If Physical Settlement applies to any Notes surrendered for conversion, for each $1,000 principal amount of Notes surrendered, on the third Business Day following the Conversion Date, the Company will deliver to the converting Holder (x) a number of shares of Common Stock equal to the applicable Conversion Rate on the Conversion Date plus (y) a number of shares of Common Stock equal to the Make-Whole Premium divided by the Conversion Make-Whole Share Price, and (z) cash in lieu of fractional shares, if any, as described in Section 10.03.

(iii) If Combination Settlement applies to any Notes surrendered for conversion, for each $1,000 principal amount of Notes surrendered, on the third Business Day following the last VWAP Trading Day of the applicable Observation Period, the Company will deliver to the converting Holder (1) the sum of the Daily Settlement Amounts for each VWAP Trading Day of the relevant Observation Period plus (2) the Make-Whole Premium, which shall be paid in the form of (A) cash equal to the Cash Make-Whole Amount and (B) a number of whole shares of Common Stock equal to the Share Make-Whole Number and (3) cash in lieu of fractional shares, if any, as described in Section 10.03.

(d) Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder will (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay all taxes or duties required pursuant to Section 10.02(g), if any, and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth in the form of Note attached hereto as Exhibit A hereto (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent and (C) if required, pay all taxes or duties required pursuant to Section 10.02(g), if any. A Note shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this Section 10.02(d).

No Notice of Conversion with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 3.01(c).

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(e) Delivery of the amounts of cash and/or shares of Common Stock owing in satisfaction of the Conversion Obligation will be made by the Company in no event later than the date specified in Section 10.02(c). The Company will make such delivery by paying the cash amount owed to the Holder of the Note surrendered for conversion, or such Holder’s nominee or nominees, and/or by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Obligation (together with cash in lieu of any fractional share).

(f) In case any Note shall be surrendered for partial conversion, the Company will execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(g) If a Holder submits a Note for conversion, subject to Section 10.07, the Company shall pay all documentary, stamp and other similar issue or transfer taxes or duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(h) Except as provided in Section 10.04, no adjustment will be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 10.

(i) The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(j) If Notes are converted after the Close of Business on a Regular Record Date but prior to the corresponding Interest Payment Date, Holders of such Notes as of the Close of Business on the Regular Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date, notwithstanding the conversion. Otherwise, in connection with any conversion of Notes, the Company shall pay in cash to the Holders of such Notes all accrued and unpaid interest on such Notes to, but not including the date of settlement for such conversion.

Section 10.03 Fractions of Shares.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. No fractional share of Common Stock will be issued upon conversion of any Notes or Notes. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Notes (or specified portions thereof), the Company will calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/10,000th of a share) in an amount based on:

(a) the Last Reported Sale Price of the Common Stock on the relevant Conversion Date, if Physical Settlement applies to the Notes surrendered for conversion; or

(b) the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period, if Combination Settlement applies to the Notes surrendered for conversion.

Section 10.04 Adjustment of Conversion Rate. The Conversion Price or Conversion Rate, as applicable, will be adjusted from time to time by the Company as follows; provided that the Company will not make any adjustments to the relevant Conversion Price or Conversion Rate if Holders of the Notes participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any of the transactions described below as if such Holders held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes:

(a) If the Company issues shares of Common Stock (or derivatives thereof) in respect of any Existing Convertible Notes after the issue date of the Notes at an issue price (or conversion or exercise price, as the case may be) per share that is lower than the applicable Conversion Price then in effect, (i) the Conversion Price shall be adjusted to the lower of (x) the lowest issue price per share of the Common Stock so issued and (y) the lowest conversion or exercise price per share of any such derivatives, and (ii) the Conversion Price shall have the benefit of any adjustment provision applicable to the conversion or exercise price of such derivatives, to the extent such provision is more favorable than that applicable to the applicable Conversion Price.

(b) In case the Company shall exclusively issue shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR´ = CRO x	OS´
OSO

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

CR´ = the Conversion Rate in effect immediately after the Open of Business on such Ex-Date for such dividend or distribution or effective date of such share split or share combination, as the case may be;

OSo = the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Date for such dividend or distribution or effective date of such share split or share combination, as the case may be; and

OS´ = the number of shares of Common Stock that will be outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment to the Conversion Rate made under the foregoing formula in this clause (b) will become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 10.04(b) is declared but not so paid or made, the Conversion Rate will be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(c) In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock any rights, options or warrants entitling them for a period ending not more than 45 calendar days after the Ex-Date of such issuance to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date of such issuance, the Conversion Rate will be increased based on the following formula:

CR´ = CRO x	OSO + X
OSO + Y

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such issuance;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such issuance;

OSo = the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Date for such issuance;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such issuance.

Any increase made under this Section 10.04(c) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect if such Ex-Date for such issuance had not occurred.

(d) In case the Company shall distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company, or rights, options or warrants entitling them to acquire Capital Stock of the Company or other securities (excluding: (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 10.04(b) or (c); (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.04(e); and (iii) any dividend and distributions described below in this Section 10.04(d) with respect to Spin-Offs) (any such shares of Capital Stock, evidences of indebtedness or other assets or property of the Company, or rights, options or warrants entitling them to acquire shares of Common Stock subject to clauses (i) — (iii) of the immediately preceding parenthetical, the “Distributed Property”), then the Conversion Rate will be increased based on the following formula:

CR´ = CRO x	SPO
SPO - FMV

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such distribution;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such distribution;

SPo = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV = the fair market value as reasonably determined by the Board of Directors in good faith of the Distributed Property to be distributed with respect to each outstanding share of Common Stock as of the Ex-Date for such distribution.

Any increase made under the portion of this Section 10.04(d) above will become effective immediately after the Open of Business on the Ex-Date for such distribution. If such distribution is not so paid or made, the Conversion Rate will be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SPo” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire Capital Stock of the Company or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Date for the distribution.

With respect to an adjustment pursuant to this Section 10.04(d) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of the Company of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR´ = CRO x	FMVO + MPO
MPO

where,

CRo = the Conversion Rate in effect immediately prior to the Close of Business on the Ex-Date of such Spin-Off;

CR´ = the Conversion Rate in effect immediately after the Close of Business on the Ex-Date of such Spin-Off;

FMVo = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the Last Reported Sale Price set forth above as if references therein to the Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading-Day period immediately following, and including, the Ex-Date of the Spin-Off (the “Valuation Period”); and

MPo = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Such increase under the immediately preceding formula will be determined as of the Close of Business on the last Trading Day of the Valuation Period, but will be given effect immediately after the Open of Business on the Ex-Date of the Spin-Off. If a Holder converts a Note, Cash or Combination Settlement is applicable to such Note, and the first VWAP Trading Day of the Observation Period occurs after the first Trading Day of the Valuation Period for a Spin-Off but on or before the last Trading Day of the Valuation Period for such Spin-Off, the reference in the above definition of “FMV0” to 10 consecutive Trading Days will be deemed replaced with such lesser number of Trading Days as have elapsed since, and including, the effective date of such Spin-Off but before the first VWAP Trading Day of the Observation Period. If a Holder converts a Note, Cash or Combination Settlement is applicable to such Note and one or more VWAP Trading Days of the Observation Period for such Notes occurs on or after the Ex-Date for a Spin-Off, but on or prior to the first Trading Day of the Valuation Period for such Spin-Off, such Observation Period will be suspended on the first such VWAP Trading Day and will resume immediately after the first Trading Day of the Valuation Period for such Spin-Off, with the reference in the above definition of “FMV0” to 10 consecutive Trading Days deemed replace with a reference to one (1) Trading Day.

(e) In case the Company shall pay any cash dividends or distributions to all or substantially all holders of Common Stock, the Conversion Rate will be increased based on the following formula:

CR´ = CRO x	SPO
SPO - C

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution;

SPo = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C = the amount in cash per share distributed to holders of shares of Common Stock in such dividend or distribution.

Such increase shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate will be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SPo” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Date for such cash dividend or distribution.

(f) In case the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate will be increased based on the following formula:

CR´ = CRO x	AC + (SP´ x OS´)
OSO - SP´

where,

CRo = the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Expiration Date;

CR´ = the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Expiration Date;

AC = the aggregate value of all cash and any other consideration as reasonably determined by the Board of Directors in good faith paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OSo = the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Expiration Date (before giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS´ = the number of shares of Common Stock outstanding immediately after the Close of Business on the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP´ = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the Expiration Date.

Such increase in the Conversion Rate under this Section 10.04(f) shall be determined as of the Close of Business on the 10th Trading Day from, and including, the Trading Day next succeeding the Expiration Date but will be given effect as of the Open of Business on the Trading Day next succeeding the Expiration Date. If a Holder converts a note, Cash or Combination Settlement is applicable to such note, and the first VWAP Trading Day of the Observation Period for such Note occurs after the first Trading Day of the Averaging Period for a tender or exchange offer, but on or before the last Trading Day of the Averaging Period for such tender or exchange offer, the reference in the above definition “SP’ “ to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the first VWAP Trading Day of such Observation Period. If a Holder converts a Note, Cash or Combination settlement is applicable to such Note, and one or more VWAP Trading Days of the Observation Period for such Note occurs on or after the Expiration Date for a tender or exchange offer, but on or prior to the first Trading Day in the Averaging Period for such tender or exchange offer, such Observation Period will be suspended on the first such Trading Day and will resume immediately after the first Trading Day of the Averaging Period for such tender or exchange offer and the reference in the above definition “SP’ “ to “10 consecutive Trading Day period” shall be deemed replaced with a reference to “one (1) Trading Day.”

(g) In addition to those required by Sections 10.04(a) through (f), and to the extent permitted by applicable law and subject to the listing standards of The New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines (which determination shall be conclusive) that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall deliver to the Holder of each Note, in the manner provided for in Section 14.01, a written notice of such increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, in accordance with applicable law, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, subject to the listing standards of The New York Stock Exchange, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(h) If a Holder converts a Note and

(i) Combination Settlement is applicable to such a Note;

(ii) the Record Date, Effective Date, or Expiration Date for any event that requires an adjustment to the Conversion Rate under any of Sections 10.04(a) through (f) occurs (x) on or after the first VWAP Trading Day of the related Observation Period and (y) on or prior to the last VWAP Trading Day of such Observation Period; and

(iii) the Daily Settlement Amount for any VWAP Trading Day in such Observation Period that occurs on or prior to such Record Date, Effective Date or Expiration Date (x) includes shares of Common Stock that do not entitle their holder to participate in such event and (y) is calculated based on a Conversion Rate that is not adjusted on account of such event;

then, on account of such conversion, the Company will, on such Record Date, Effective Date or Expiration Date, treat such Holder, as a result of having converted such Notes, as though it were the record holder of a number of shares of Common Stock equal to the total number of shares of Common Stock that:

(x) are deliverable as part of the Daily Settlement Amount (A) for a VWAP Trading Day in such Observation Period that occurs on or prior to such Record Date, Effective Date or Expiration Date and (B) is calculated based on a Conversion Rate that is not adjusted for such event; and

(y) if not for this Section 10.04(h) would not entitle such Holder to participate in such event.

In the case of Combination Settlement of a conversion in connection with a Fundamental Change or an Optional Redemption, an adjustment similar to that described above for Combination Settlement of such conversion in connection with a Fundamental Change or Optional Redemption shall be made in good faith by the Board of Directors.

(i) Except as stated in this Indenture, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

(j) Without limiting the foregoing Section 10.04(i), no adjustment to the Conversion Rate need be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Indenture;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest, if any.

(k) The Company will not undertake any transaction that would result in its being required, pursuant to this Indenture, to adjust the Conversion Rate such that the Conversion Price per share of Common Stock will be less than the par value of Common Stock.

(l) All calculations and other determinations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% (i) annually, on the anniversary of the Issue Date, (ii) on the Effective Date for any Fundamental Change and (iii)(x) in the case of a Note to which Physical Settlement applies, upon the Conversion Date and (y) in the case of any Note to which Cash Settlement or Combination Settlement applies, on each VWAP Trading Day of the applicable Observation Period.

(m) In any case in which this Section 10.04 provides that an adjustment will become effective immediately after (1) the Ex-Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to Section 10.04(f) (each, an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (x) issuing to the Holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and/or shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction of a share of Common Stock pursuant to Section 10.03. For purposes of this Section 10.04(m), the term “Adjustment Event” means:

(i) in any case referred to in clause (1), the date any dividend or distribution of Common Stock, Distributed Property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any options, rights or warrants, and

(ii) in any case referred to in clause (2), the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(n) For purposes of this Section 10.04, subject to Section 10.04(d) hereof, the number of shares outstanding at any time will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock, but will not include shares of Common Stock held in the treasury of the Company.

(o) Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Price, the Daily VWAP, the Daily Conversion Value and/or the Daily Settlement Amount over a span of multiple days (including with respect to an Observation Period or the Stock Price), the Company will make appropriate adjustments (determined in good faith by the Board of Directors) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period when such Last Reported Sale Price, Daily VWAP, Daily Conversion Value and/or Daily Settlement Amount is to be calculated.

(p) To the extent that the Company has a preferred stock rights plan in effect upon conversion of the Notes into Common Stock, Holders will receive, in addition to any Common Stock, (i) if Physical Settlement applies to their Notes, on the Conversion Date for their Notes and (ii) if Combination Settlement applies to their Notes, on each VWAP Trading Day in the Observation Period applicable to their Notes, in either case, the rights under the rights plan, unless prior to such Conversion Date or such VWAP Trading Day, as the case may be, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock Distributed Property as described in Section 10.04(d) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.05 Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided:

(a) the Company will compute the adjusted Conversion Rate in accordance with Section 10.04 and prepare an Officer’s Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and promptly file such certificate with the Trustee and with each Conversion Agent (if other than the Trustee); and

(b) upon each such adjustment, the Company will provide a written notice to all Holders, in the manner provided for in Section 14.01, stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate.

Neither the Trustee nor any Conversion Agent will be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder desiring inspection thereof at its office during normal business hours.

Section 10.06 Company to Reserve Common Stock. The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the highest number of shares of Common Stock then issuable upon the conversion of all outstanding Notes (assuming, for such purpose, that Physical Settlement were applicable to all such Notes and such conversions could be effected in connection with a Fundamental Change).

Section 10.07 Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company will not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 10.08 Certain Covenants. Before taking any action which would cause an adjustment to the Conversion Rate that would result in reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue such shares of Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Notes will be validly issued, fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

The Company further covenants that if at any time the Common Stock will be listed for trading on any other national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Notes.

Section 10.09 Cancellation of Converted Notes. All Notes delivered for conversion (other than Notes that are to be exchanged pursuant to Section 10.02(a)(iii)) will be delivered to the Trustee or its agent and canceled by the Trustee as provided in Section 2.10.

Section 10.10 Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale. In the event of any:

(a) recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision, or combination for which an adjustment is made pursuant to Section 10.04(b));

(b) consolidation, merger or combination involving the Company;

(c) sale, conveyance, transfer or lease to another Person of all or substantially all of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(d) any statutory share exchange,

in each case as a result of which holders of the outstanding Common Stock would be entitled to receive cash, securities or other property or assets (including cash or any combination thereof) (the type, amount and kind (and in the same proportions) of such cash, securities or other property or assets, the “Reference Property”, and the amount of Reference Property that a holder of one share of Common Stock is (or is deemed to be) entitled to receive in the applicable Merger Event, a “Unit of Reference Property”) for their shares of Common Stock (each such event, a “Merger Event”), then, at the effective time of such Merger Event, subject to the provisions of Section 10.01, the right to convert each $1,000 principal amount of Notes based on a number of shares of Common Stock equal to the applicable Conversion Rate will be changed into the right to convert each $1,000 principal amount of Notes based on the Reference Property that the Holders would have been entitled to receive if such Holders had held a number of shares of Common Stock equal to the Conversion Rate then in effect immediately prior to these events. However, at and after the effective time of the Merger event, (i) the Company will continue to have the right to determine the form of consideration to be paid and/or delivered, as the case may be, upon conversion of Notes, as set forth in Section 10.02 and (ii) (x) any amount payable in cash upon conversion of the Notes as set forth in Section 10.02 will continue to be payable in cash, (y) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes as set in Section 10.02 will instead be deliverable in Units of Reference Property and (z) the Daily VWAP will be calculated based on the components of a Unit of Reference Property.

For purposes of this Section 10.10, in the case of a Merger Event that causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property that a Holder of one or more shares of Common Stock would have been entitled to receive in such Merger Event (and based on which the Notes will be convertible) will be deemed to be based on (i) the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election or (ii) if no holders of the Common Stock affirmatively make such an election, the types and amounts of consideration actually received by such holders, in each case, per share of Common Stock. The Company shall notify Holders of the weighted average as soon as practicable after such determination is made. The Company shall not become a party to any such Merger Event unless its terms are consistent with the foregoing.

The Company and the Trustee (and any Successor Person, if applicable) will, concurrently with the effective time of the Merger Event, execute a supplemental indenture to effect the requirements therefor pursuant to this Indenture. If the Reference Property for such Merger Event includes shares of stock or other securities or assets of a Person other than the Company, for such Merger Event, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain whatever additional provisions the Board of Directors considers to be reasonably necessary to protect the Holders. The Company will cause notice of the execution of such supplemental indenture to be mailed to each Holder, in the manner provided for in Section 14.01, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

In the event a supplemental indenture is executed pursuant to this Section 10.10, the Company will promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the type, amount and kind of cash, securities or property that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

The above provisions of this Section 10.10 shall similarly apply to any successive Merger Event.

Section 10.11 Responsibility of Trustee for Conversion Provisions. The Trustee, subject to the provisions of Section 7.02, and any Conversion Agent will not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 7.02, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Notes; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.02, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.02, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 10.

Section 10.12 Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment to the Conversion Rate pursuant to Section 10.04;

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company will cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Register, as promptly as possible but in any event at least 45 Scheduled Trading Days prior to the applicable date hereinafter specified, a written notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its

Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 10.13 Certain Limitations on Settlement.

(a) Notwithstanding any other provision of this Indenture or the Notes, for so long as the Common Stock is registered under the Exchange Act, a Holder shall not be entitled to receive shares of Common Stock upon conversion of any Notes during any period of time in which the aggregate number of shares of Common Stock that may be acquired by such Holder upon conversion of Notes shall, when added to the aggregate number of shares of Common Stock deemed beneficially owned, directly or indirectly, by such holder and each person subject to aggregation of common stock with such holder under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder at such time (an “Aggregated Person”) (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the holder’s or such person’s right to convert, exercise or purchase similar to this limitation), as determined pursuant to the rules and regulations promulgated under Section 13(d) of the Exchange Act, exceed 9.99% (the “Restricted Ownership Percentage”) of the total issued and outstanding shares of Common Stock (the “Section 16 Conversion Blocker”). Notwithstanding the foregoing, this Section 16 Conversion Blocker shall not apply (i) with respect to a holder if such holder is subject to Section 16(a) of the Exchange Act without regard to the aggregate number of shares of Common Stock issuable upon conversion of the Notes and upon conversion, exercise or sale of securities or rights to acquire securities that have limitations on the holder’s right to convert, exercise or purchase similar to this limitation and (ii) in connection with an issuance of Common Stock by the Company pursuant to, or upon a conversion in connection with, (x) the Company’s exercise of its Optional Redemption rights pursuant to Article XII or (y) a Fundamental Change.

(b) Notwithstanding the foregoing, the Company shall issue shares of Common Stock upon conversion of such Holder’s Notes up to (but not exceeding) the amount that would cause such holder (together with any Aggregated Person) to equal the Restricted Ownership Percentage; provided that each Holder shall have the right at any time and from time to time to reduce the Restricted Ownership Percentage applicable to such Holder immediately upon prior written notice to the Company (provided that, for the avoidance of doubt, in such event, such Holder may sell shares of Common Stock or Notes to reduce the aggregate number of shares of Common Stock deemed beneficially owned by such holder (together with any Aggregated Person) to a level below the reduced Restricted Ownership Percentage, in which case the Notes will be convertible by such Holder up to (but will not exceed) the reduced Restricted Ownership Percentage) or increase the Restricted Ownership Percentage applicable to such Holder (together with any Aggregated Person) upon 65 days’ prior written notice to the Company.

ARTICLE XI

PAYMENT OF INTEREST

Section 11.01 Payment of Interest. The Company will pay interest on the Notes at a rate of 5.25% per annum, payable semi-annually in arrears on June 30 and December 30 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, the immediately following Business Day, commencing on June 30, 2016. Interest on a Note shall be paid to the Holder in whose name such Note was registered at the Close of Business on June 15 or December 15 (each, a “Regular Record Date”), whether or not a Business Day, as the case may be, immediately preceding the relevant Interest Payment Date, and shall be computed on the basis of a 360-day year composed of twelve 30-day months. Payment of the Fundamental Change Repurchase Price, Redemption Price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date. If the Conversion Date for a Note occurs after a Regular Record Date but on or before the corresponding Interest Payment Date, the interest payable on such Interest Payment Date will be paid to the Holder of such Note on such Regular Record Date notwithstanding the conversion of such Note.

Section 11.02 Defaulted Interest. Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”), will forthwith cease to be payable to the Holders in whose names the Notes were registered on the Regular Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 11.02(a) or (b).

(a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the Close of Business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 11.02(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be provided in the manner provided for in Section 14.01, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 11.02(b).

(b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company in writing to the Trustee of the proposed payment pursuant to this Section 11.02(b), such manner of payment shall be deemed practicable by the Trustee.

Section 11.03 Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and, to the extent applicable, Section 2.06 and Section 2.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

ARTICLE XII

OPTIONAL REDEMPTION

Section 12.01 Right to Redeem.

(a) At any time, the Company may, at its option, redeem any or all of the Notes, except for the Notes that the Company is required to repurchase pursuant to Article 3, if the Daily VWAP of the Common Stock for 20 or more VWAP Trading Days (whether or not consecutive) in the period of 30 consecutive VWAP Trading Days ending on the Trading Day immediately prior to the date on which the Company provides Notice of Redemption exceeds 130% of the applicable Conversion Price in effect on each such Trading Day (such redemption, an “Optional Redemption”).

(b) If the Company elects to redeem Notes pursuant to an Optional Redemption, the redemption price will be equal to 100% of the principal amount of Notes being redeemed (the “Redemption Price”), together with accrued and unpaid interest to, but not including, the Redemption Date (or, in the case of a Default by the Company in the payment of the Redemption Price, the day on which such Default is no longer continuing), plus the applicable Make-Whole Premium; provided, however, that, notwithstanding the foregoing, if Notes are redeemed on a date that is after the Close of Business on a Regular Record Date and prior to the Close of Business on the corresponding Interest Payment Date, the accrued interest payable in respect of such Interest Payment Date shall not be payable to Holders of the Notes to whom the Principal Amount of the Notes being redeemed pursuant to the Optional Redemption is paid, and the Company shall instead pay the full amount of the relevant interest payment on such Interest Payment Date to the holder of record on the relevant Regular Record Date for the corresponding Interest Payment Date.

(c) (i) With respect to each Optional Redemption, prior to sending the Notice of Redemption with respect thereto in accordance with Section 12.03, the Company shall elect a Settlement Method for such Optional Redemption. If the Company elects Combination Settlement of an Optional Redemption, the Company shall elect the amount of cash to be paid to Holders in respect of each $1,000 principal amount of Notes redeemed in such Combination Settlement (the “Optional Redemption Cash Amount”).

(ii) If the Company elects Cash Settlement for Notes subject to Optional Redemption, for each $1,000 principal amount of Notes so surrendered, prior to 11:00 a.m., Eastern Time, on the Redemption Date, the Company shall deliver to the Holder (x) an amount of cash equal to the Redemption Price and (y) an amount in cash equal to the applicable Make-Whole Premium.

(iii) If the Company elects Physical Settlement for Notes subject to Optional Redemption, for each $1,000 principal amount of Notes so surrendered, prior to 11:00 a.m., Eastern Time, on the Redemption Date, the Company shall deliver to the Holder a number of shares of Common Stock equal to(x) the sum of the Redemption Price plus the applicable Make-Whole Premium, divided by (y) the 20-Day VWAP as of the Redemption Date for such Optional Redemption.

(iv) If the Company elects Combination Settlement for Notes subject to Optional Redemption, for each $1,000 principal amount of Notes so surrendered, prior to 11:00 a.m., Eastern Time, on the Redemption Date, the Company shall deliver to the Holder the Optional Redemption Cash Amount plus a number of shares of Common Stock equal to (x) the difference between (A) the sum of the Redemption Price plus the Make-Whole Premium, minus (B) the Optional Redemption Cash Amount, divided by (y) the 20-Day VWAP as of the Redemption Date for such Optional Redemption.

(d) No Notes may be redeemed by the Company pursuant to an Optional Redemption, if (x) the principal amount of the Notes has been accelerated (except in the case of an acceleration resulting from a default by the Company in the payment of the relevant Redemption Price), and such acceleration has not been rescinded, on or prior to the relevant Redemption Date and/or (y) the Company has failed to pay any interest due on the Notes and such failure to pay is continuing.

(e) Except as provided in this Section 12.01, the Notes will not be redeemable by the Company.

Section 12.02 Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed pursuant to an Optional Redemption, the Trustee shall select the Notes to be redeemed in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof by lot, or on a pro rata basis or by any other method that the Trustee considers fair and appropriate, subject to the rules and procedures of the Depositary, unless otherwise required by law or applicable stock exchange requirements; provided however that no Note of a principal amount of $1,000 or less shall be redeemed in part. The Trustee shall make the selection within 7 days from its receipt of the Notice of Redemption from the Company delivered pursuant to Section 12.03 from outstanding Notes not previously called for redemption.

Section 12.03 Notices of Redemption. Not more than 60 Scheduled Trading Days but not less than 20 Scheduled Trading Days prior to a Redemption Date in connection with an Optional Redemption, the Company shall mail a written notice of redemption (a “Notice of Redemption) by first-class mail, postage prepaid (in the case of Notes held in book entry form, by electronic transmission), to the Trustee, the Paying Agent and each Holder of Notes to be redeemed, at their addresses set forth in the Register.

The Notice of Redemption shall state:

(i) the Notes to be redeemed, that the redemption is an Optional Redemption pursuant to Article XII, the Settlement Method for such Optional Redemption, the Optional Redemption Cash Amount (if any) and Cash Make-Whole Amount (if any) to be paid to Holders for each $1,000 principal amount of Notes redeemed;

(ii) the Redemption Date;

(iii) the Redemption Price (or, to the extent the relevant Redemption Price is based on a component that is not available at the time of such Notice of Redemption, the applicable formula for determining such component) and the Make-Whole Premium;

(iv) the applicable Conversion Rate and applicable Conversion Price;

(v) the name and address of the Paying Agent and Conversion Agent;

(vi) that Notes called for redemption may be converted at any time prior to the third Trading Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price such date on which the Company pays the Redemption Price), in which case the right of the Holder to convert such Notes shall be unaffected by such Optional Redemption;

(vii) that Holders who want to convert Notes must satisfy the requirements therefor set forth therein and in this Indenture;

(viii) that Notes called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(ix) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers (if such Notes are held other than in global form) and Principal Amounts of the particular Notes to be redeemed;

(x) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date; and

(xi) the CUSIP number of the Notes.

At the time that such Notice of Redemption is provided, the Company will publish this information on the Company’s website or through such other public medium as the Company may use at that time.

At the Company’s written request delivered at least five Business Days prior to the date such Notice of Redemption is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the Notice of Redemption to each Holder of Notes to be redeemed in the Company’s name and at the Company’s expense.

Section 12.04 Effect of Notice of Redemption. Once a Notice of Redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Redemption except for Notes that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the relevant Redemption Price.

Section 12.05 Deposit of Redemption Price. If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Notes for which a Notice of Redemption has been given, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price of such Note.

Section 12.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part pursuant to an Optional Redemption, the Company will execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination, which shall be $1,000 or an integral multiple of $1,000 in excess thereof, equal in principal amount to the unredeemed portion of the Note surrendered. The Company shall not be required to register the transfer of or exchange any Notes selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

If the Trustee selects a portion of a Holder’s Notes for Optional Redemption and the Holder converts a portion of such Holder’s Notes, the converted portion of such Holder’s Notes shall be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such converted portion over such portion selected for redemption.

ARTICLE XIII

NOTE GUARANTEES

Section 13.01 Guarantee.

(a) Subject to this Article 13, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, interest on, and the Fundamental Change Repurchase Price, if any, and the Redemption Price, if any, with respect to, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, required repurchase, redemption or otherwise, and interest on the overdue principal of, interest on, and the Fundamental Change Repurchase Price, if any, and the Redemption Price, if any, with respect to, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 13.02 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 13.03 Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 13.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 13.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

If, at any time after the date of this Indenture, a Subsidiary that was not a Guarantor on the date of this Indenture subsequently provides a Guarantee of any Material Indebtedness or the Company or any of its Subsidiaries creates or acquires a new Subsidiary that provides a Guarantee of any Material Indebtedness, the Company will cause such Subsidiary to (i) provide a Note Guarantee pursuant to a supplemental indenture in the form of Exhibit E attached hereto, (ii) deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date of the supplemental indenture to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding agreement of such Subsidiary, enforceable in accordance with its terms (subject to customary exceptions) and (iii) otherwise comply with the provisions of this Article 13 including, but not limited to, endorsing and delivering a Note Guarantee in the form of Exhibit D attached hereto.

Section 13.04 Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 13.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(ii) subject to Section 13.05, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture and the Collateral Documents, including by execution and delivery to the Collateral Agent joinder agreements or other similar agreements with respect the applicable Collateral Documents, on the terms set forth herein or therein, pursuant to a supplemental indenture or other agreements, as applicable, in form and substance reasonably satisfactory to the Trustee.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5, and notwithstanding clause (ii) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 13.05 Releases.

(a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or another Subsidiary of the Company, then the corporation acquiring the property will be released and relieved of any obligations under the Note Guarantee;

(b) In the event of any sale or other disposition of Capital Stock of any Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or another Subsidiary of the Company and such Guarantor ceases to be a Subsidiary of the Company as a result of the sale or other disposition, then such Guarantor will be released and relieved of any obligations under its Note Guarantee;

(c) In the event that any Subsidiary of the Company that is a Guarantor ceases to guarantee Material Indebtedness of the Company, then such Guarantor will be released and relieved of any obligations under its Note Guarantee.

(d) Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the Note Guarantee of a Guarantor has been released in accordance with Section 13.05(a), (b) or (c), the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee

(e) Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 13.05 will remain liable for the full amount of the principal of, interest on, and the Fundamental Change Repurchase Price, if any, and the Redemption Price, if any, with respect to, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 13.

ARTICLE XIV

COLLATERAL AND SECURITY

Section 14.01 Grant of Security Interest.

(a) The due and punctual payment of the principal of and interest on the Notes and all other amounts due hereunder (including, without limitation, any Make-Whole Premium, Redemption Price, Fundamental Change Repurchase Price or Conversion Obligation) and under the Note Guarantees when and as the same shall be due and payable, whether on an interest payment date, by acceleration, purchase, repurchase, redemption or otherwise, on the overdue principal of and interest (to the extent permitted by law) on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Collateral Documents, the Note Guarantees and the Notes shall be secured as provided in the Collateral Documents. Notwithstanding anything to the contrary herein, no Collateral shall consist of any Excluded Assets.

(b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Document, as the same may be in effect or may be amended from time to time in accordance with its respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture and the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and the Company shall cause each of its applicable Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Collateral Documents, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated by the Collateral Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Note Guarantees secured hereby, according to the intent and purpose herein and therein expressed and subject to the Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any, including taking all commercially reasonable actions required to cause the Collateral Documents to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Documents and the Note Guarantees valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than as set forth in the Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any, and subject to no other Liens, in each case, except as expressly provided herein or therein. If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Trustee and the Collateral Agent shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Trustee and reasonably acceptable to the Company to act as co-Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture or any Notes Document. The Company shall from time to time promptly pay all reasonable financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

Section 14.02 Opinions. Other than on the Issue Date, the Company shall furnish to the Trustee, if and when required by Trust Indenture Act Section 314(b) if this Indenture becomes qualified thereunder, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Documents, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed to the extent necessary to perfect the security interests created by this Indenture and the Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Documents and such other instruments, such recording, registering and filing are the only recordings, registerings and filings necessary to perfect such security interest and that no re-recordings, re-registerings, or re-filings are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been filed are necessary fully to preserve and protect the rights of and perfect such security interests of the Trustee for the benefit of itself and the Holders, under the Collateral Documents or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under this Indenture, the Notes or any of the Collateral Documents as intended by this Indenture, the Notes or any such Collateral Document.

Section 14.03 Release of Collateral. The Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Documents unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Documents.

The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents.

Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, and inventory or the proceeds of the foregoing, or cash shall be subject to release upon sales of such inventory, collection of the proceeds of such accounts receivable, and withdrawals of cash from the Company’s deposit accounts in the ordinary course of business. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 14.03 has been released from the Liens of each of the Collateral Documents.

Section 14.04 Specified Releases of Collateral. Subject to Section 13.03 hereof, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents, or as provided hereby. Upon the request of the Company pursuant to an Officer’s Certificate and receipt of an Opinion of Counsel, in each case, stating that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the obligations under the Notes and the Note Guarantees under any one or more of the following circumstances:

(1) Collateral that is sold, transferred, disbursed or otherwise disposed of to a Person other than the Company or a Guarantor to the extent such sale, transfer, disbursement or disposition is not prohibited by the provisions of this Indenture; provided that any products or proceeds received by the Company or a Guarantor in respect of any such Collateral shall continue to constitute Collateral to the extent required by this Indenture and the Collateral Documents;

(2) the property and assets of a Guarantor upon the release of such Guarantor from its Note Guarantee in accordance with Section 13.05 hereof;

(3) any property or asset of the Company or a Guarantor that is or becomes an Excluded Asset;

(4) any Collateral upon consent of Holders of a majority in aggregate principal amount of Notes outstanding; and

(5) to the extent required by the Intercreditor Agreement or the Junior Lien Intercreditor Agreement;

provided that, notwithstanding any other provision of this Indenture or the Collateral Documents, Liens securing all or substantially all of the Collateral may be released only pursuant to Section 13.05 hereof.

Upon receipt of such Officer’s Certificate and Opinion of Counsel and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

Section 14.05 Release upon Satisfaction of All Outstanding Obligations. The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of and accrued and unpaid interest on the Notes and all other Obligations hereunder, the Note Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal and accrued and unpaid interest are paid, (ii) a satisfaction and Discharge of this Indenture as described above under Article 8 hereof, or (iv) the consent of Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding.

Section 14.06 Form and Sufficiency of Release. In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor, and the Company or such Guarantor requests in writing the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Documents, the Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form prepared by the Company or such Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released here from shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Documents.

Section 14.07 Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released here from shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 14.08 Authorization of Actions to Be Taken by the Collateral Agent Under the Collateral Documents. U.S. Bank National Association is hereby appointed Collateral Agent. Subject to the provisions of the applicable Collateral Documents, each Holder, by acceptance of its Note(s) agrees that (a) the Collateral Agent shall execute and deliver the Collateral Documents and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Note Guarantees and the Collateral Documents and (c) to the extent permitted by this Indenture, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders or the Trustee with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

Section 14.09 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents and to the extent not prohibited under the Intercreditor Agreement for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 hereof and the other provisions of this Indenture.

Section 14.10 Intercreditor Agreements. This Indenture and the Collateral Documents are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement and the Junior Lien Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Indenture and the Collateral Documents and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement and the Junior Lien Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement or the Junior Lien Intercreditor agreement and this Indenture with respect to lien priority or rights and remedies in connection with any Collateral that also secures the Senior Credit Facility, the terms of the Intercreditor Agreement or the Junior Lien Intercreditor Agreement, as applicable, shall govern.

ARTICLE XV

MISCELLANEOUS

Section 15.01 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by electronic transmission in PDF format or facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company and/or any Guarantor:

A. M. Castle & Co.

1420 Kensington Road

Suite 220

Oak Brook, Illinois 60523

Facsimile: (240) 268-1256

Attention: General Counsel

if to the Trustee, the Registrar, the Paying Agent, the Conversion Agent or the Bid Solicitation Agent:

U.S. Bank National Association

60 Livingston Avenue, St. Paul MN 55107-1419

Attention: Corporate Trust Services—Administrator for

A. M. Castle & Co. 5.25% Convertible Senior Secured Notes due 2019

The Company, any Guarantor or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears in the Register and shall be deemed given on the date of such mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall, at the same time, mail a copy to the Trustee and each of the Registrar, the Paying Agent and the Conversion Agent.

If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and cause the Trustee to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders. In such a case, the Company shall also cause the Trustee to mail a copy of the notice to each of the Registrar, the Paying Agent and the Conversion Agent at the same time it mails the notice to the Holders.

Section 15.02 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with; provided, however, that such Opinion of Counsel shall not be required to be furnished in connection with the initial issuance of Notes hereunder on the Issue Date or, if not the Issue Date, the Last Original Issuance Date.

Section 15.03 Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officer’s Certificate required to be delivered pursuant to Section 4.04 or Section 4.09) provided for in this Indenture shall include:

(a) a statement that each Person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(c) a statement that, in the view or opinion (as applicable) of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion (as applicable) as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the view or opinion (as applicable) of such Person, such covenant or condition has been complied with.

Section 15.04 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.05 Rules by Trustee. The Trustee may make reasonable rules for action by or a meeting of Holders.

Section 15.06 Governing Law; Waiver of Jury Trial. THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES AND THE COLLATERAL DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND THE HOLDERS BY THEIR PURCHASE OF NOTES HEREUNDER, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES, THE COLLATERAL DOCUMENTS OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 15.07 No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company or the Guarantors shall have any liability for any obligations of the Company under the Notes, this Indenture or any Guarantor’s obligations under its Note Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 15.08 Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward such calculations to any Holder upon the written request of such Holder.

Section 15.09 Successors. All agreements of the Company, the Guarantors, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture, the Notes and the Note Guarantees shall bind their respective successors.

Section 15.10 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 15.11 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 15.12 Force Majeure. The Trustee, the Registrar, the Paying Agent and the Conversion Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such person (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 15.13 Submission to Jurisdiction. The Company and each of the Guarantors (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any federal court with applicable subject matter jurisdiction sitting in the City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

Section 15.14 USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of the page intentionally left blank;

signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Indenture to be duly executed as of the date first written above.

A. M. CASTLE & CO.

By:	/s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Chief Financial Officer

TOTAL PLASTICS, INC.

By:	/s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Vice President and Treasurer

KEYSTONE TUBE COMPANY, LLC

By:	/s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Vice President and Treasurer

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Agent

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING NINETY DAYS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Notes Legend”):]

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST TWELVE MONTHS AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CUSIP No.: [     ]

ISIN No.: [     ]

No.: [     ]

Principal Amount $[     ]

[as revised by the Schedule of Increases

and Decreases in the Global Note attached hereto]

A. M. CASTLE & CO.

5.25% Convertible Senior Secured Note due 2019

A. M. Castle & Co., a Maryland corporation, promises to pay to [         ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of $[         ] on December 30, 2019 (the “Maturity Date”).

Interest Payment Dates: June 30 and December 30.

Record Dates: June 15 and December 15.

Additional provisions of this Note are set forth on the other side of this Note.

[Remainder of the page intentionally left blank;

signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer as of the date first written above.

A.M. CASTLE & CO.

By:
Name:
Title:

Signature Page to Note

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Dated:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

Signature Page to Note

[FORM OF REVERSE OF NOTE]

A. M. CASTLE & CO.

5.25% Convertible Senior Secured Note due 2019

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.25% Convertible Senior Secured Notes due 2019 (the “Notes”), initially issued in the aggregate principal amount of $[ ], all issued or to be issued under and pursuant to an Indenture dated as of May 19, 2016 (the “Indenture”), by and among the Company, the Guarantors, U.S. Bank National Association, as trustee (the “Trustee”) and U.S. Bank National Association, as collateral agent (the “Collateral Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 350-day year of twelve 30-day months.

In case an Event of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of not less than 25% in aggregate principal amount of the outstanding Notes, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the obligations of the Company under the Notes and the Indenture will be guaranteed by certain Subsidiaries of the Company.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Redemption Price, if applicable, and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest, if any, on, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

No sinking fund is provided for the Notes. All or, in certain cases, any portion (in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof) of the outstanding Notes are subject to redemption, at the option of the Company during certain periods, upon the occurrence of certain conditions and subject to certain exceptions, at a price equal to the Redemption Price, as specified in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof, into cash and/or shares of Common Stock, in each case, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined. To the extent the terms and provisions of the Indenture conflict with or are inconsistent with the terms and provisions of this Note, the terms and provisions of the Indenture shall govern and be controlling.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

CONVERSION NOTICE

To convert this Note into cash and/or shares of Common Stock of the Company, check the box  ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000 in excess thereof):

If you want any stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: A. M. Castle & Co.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from A. M. Castle & Co. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay, it or an amount in cash equal to 100% of the entire principal amount, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Fundamental Change Repurchase Date, as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

Principal amount to be repurchased (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase (which amount must be $0 or an integral multiple of $1,000):

By:
Authorized Signatory

[Include for Global Note]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

Initial Principal Amount of Global Note:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or authorized signatory of Trustee

EXHIBIT B

[FORM OF TRANSFER CERTIFICATE]

5.25% Convertible Senior Secured Notes due 2019

Transfer Certificate

In connection with any transfer of any of the Notes within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $         principal amount of the above-captioned Notes presented or surrendered on the date hereof (the “Surrendered Notes”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

☐ A transfer of the Surrendered Notes is made to the Company or any of its subsidiaries; or

☐ The transfer of the Surrendered Notes complies with Rule 144A under the Securities Act; or

☐ The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act; or

☐ The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act.

The undersigned confirms that, to the undersigned’s knowledge, such Notes are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act.

Date:

By:

B-1

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

B-2

EXHIBIT C

[RESTRICTED STOCK LEGEND]

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY (AND ANY BENEFICIAL INTEREST HEREIN) MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST TWELVE MONTHS AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE COMPANY’S 5.25% CONVERTIBLE SENIOR SECURED NOTES DUE 2019; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE FOR THE NOTES.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-1

EXHIBIT D

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of [            ] (the “Indenture”) among A. M. CASTLE & CO. (the “Company”), the Guarantors party thereto, U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”), (a) the due and punctual payment of the principal of, interest on, and the Fundamental Change Repurchase Price, if any, and the Redemption Price, if any, with respect to, the Notes, whether at maturity, by acceleration, required repurchase, redemption or otherwise, the due and punctual payment of interest on the overdue principal of, interest on, and the Fundamental Change Repurchase Price, if any, and the Redemption Price, if any, with respect to, the Notes, if lawful, and all the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

TOTAL PLASTICS, INC.

By:
Name: Patrick R. Anderson
Title: Vice President and Treasurer

KEYSTONE TUBE COMPANY, LLC

By:
Name: Patrick R. Anderson
Title: Vice President and Treasurer

D-1

EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of , among (the “Guaranteeing Subsidiary”), a subsidiary of A. M. CASTLE & CO. (or its permitted successor), a Maryland corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of [            ], 2016 providing for the issuance of 5.25% Convertible Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 13 thereof.

4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

E-1

5. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE, AND THE HOLDERS BY THEIR PURCHASE OF NOTES UNDER THE INDENTURE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. OF HEADINGS. The Section headings herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

A. M. CASTLE & CO.

By:
Name:
Title:

E-2

[EXISTING GUARANTORS]

By:
Name:
Title:

U.S. Bank National Association, as Trustee

By:
Name:
Title:

E-3